As filed with the Securities and Exchange Commission on August 25, 2023.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

 Immatics N.V.
(Exact name of registrant as specified in its charter)

The Netherlands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Paul-Ehrlich-Straße 15
72076 Tübingen, Federal Republic of Germany
+49 (7071) 5397-0
(Address and telephone number of registrant’s principal executive offices)

 Edward A. Sturchio
Immatics US, Inc.
2130 W. Holcombe Blvd., Suite 900
Houston, Texas 77030
(281) 810-7545
(Name, address and telephone number of agent for service)

Copies to:

Yasin Keshvargar Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 (212) 450-4000	Paul van der Bijl NautaDutilh N.V. Beethovenstraat 400 1082 PR Amsterdam T +31 20 71 71 000

Approximate date of commencement of proposed sale to the public: From time to time after the effectiveness of this registration statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling securityholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 25, 2023

PROSPECTUS

IMMATICS N.V.

2,419,818 Ordinary Shares

This prospectus relates to the offer and sale from time to time by Bristol-Myers Squibb Company (the “selling securityholder”) of up to 2,419,818 of our ordinary shares, €0.01 nominal value per share. This prospectus also covers any additional securities that may become issuable by reason of share splits, share dividends or other similar transactions.

The securities covered by this prospectus were issued to the selling securityholder on July 21, 2023 in a private placement transaction. We are registering the offer and sale of the securities described above to satisfy certain registration rights we have granted to the selling securityholder in connection with such transaction. The selling securityholder may offer the securities from time to time if and to the extent as it may determine as described in the section entitled “Plan of Distribution” at prevailing market prices, at prices different than prevailing market prices or at privately negotiated prices.

All of the securities offered by the selling securityholder pursuant to this prospectus will be sold by the selling securityholder for its account. We will not receive any of the proceeds from such sales. We will pay certain expenses associated with the registration of the securities covered by this prospectus. If any securities are sold, the selling securityholder will pay any brokerage commissions and/or similar charges incurred for the sale of such securities.

Our ordinary shares are listed on The Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “IMTX.” On August 24, 2023, the last reported sale price of our ordinary shares as reported on Nasdaq was $12.23 per share.

We are an “emerging growth company” as defined under U.S. federal securities laws and, as such, may elect to comply with reduced public company reporting requirements for this and future filings. See “Our Company—Implications of Being an Emerging Growth Company.”

Investing in our securities involves a high degree of risk. See the “Risk Factors” section beginning on page 5 of this prospectus and, if applicable, any risk factors described in any applicable prospectus supplement and in our Securities and Exchange Commission (“SEC”) filings that are incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated             , 2023.

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ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, the selling securityholder may, from time to time, offer the securities described in this prospectus for resale in one or more offerings. This prospectus provides you with a general description of us and the securities that may be offered by the selling securityholder. Because the selling securityholder may be deemed to be an “underwriter” within the meaning of the Securities Act, each time securities are offered by the selling securityholder pursuant to this prospectus, the selling securityholder may be required to provide you with this prospectus and, in certain cases, a prospectus supplement that will contain specific information about the selling securityholder and the terms of the securities being offered at that time. We may also provide you with a free writing prospectus that contains information about the specific terms of that offering, including the prices at which the securities will be sold. Any prospectus supplement and any free writing prospectus may also add, update or change information contained in this prospectus.

Before buying any of the securities that the selling securityholder may offer, you should carefully read both this prospectus, any prospectus supplement and any free writing prospectus with all of the information incorporated by reference in this prospectus, as well as the additional information described under the heading “Where You Can Find More Information” and “Information Incorporated by Reference.” These documents contain important information that you should consider when making your investment decision. We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.

To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any prospectus supplement, any free writing prospectus or in any document incorporated by reference in this prospectus, on the other hand, you should rely on the information in this prospectus, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a prospectus supplement, a free writing prospectus or a document incorporated by reference in this prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

The information contained in this prospectus, any applicable prospectus supplement, any applicable free writing prospectus or any document incorporated by reference in this prospectus is accurate only as of their respective dates, regardless of the time of delivery of this prospectus, any applicable prospectus supplement, any applicable free writing prospectus or the documents incorporated by reference in this prospectus or the sale of any securities. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

Neither we, the selling securityholder nor any underwriters, dealers or agents have authorized anyone to provide you with information that is different from that contained in this prospectus, any amendment or supplement to this prospectus, or any free writing prospectus we may authorize to be delivered or made available to you. Neither we, the selling securityholder nor any underwriters, dealers or agents take responsibility for, or provide assurance as to the reliability of, any other information that others may give you. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful.

For investors outside the United States: Neither we, the selling securityholder nor any underwriters, dealers or agents have taken any action that would permit the offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities described herein and the distribution of this prospectus outside the United States.

Unless otherwise indicated or the context otherwise requires, (i) all references to the “company,” “we,” “our” or “us” or similar terms refer to Immatics N.V., together with its subsidiaries, including Immatics

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Biotechnologies GmbH; (ii) references to “Immatics” refer solely to Immatics N.V.; and (iii) references to “Immatics OpCo” refer solely to Immatics Biotechnologies GmbH. Immatics N.V. is a Dutch public limited liability company (naamloze vennootschap) incorporated on March 10, 2020 and the holding company of Immatics Biotechnologies GmbH, a German biopharmaceutical company incorporated in 2000 focused on the development of T cell receptor-based immunotherapies for the treatment of cancer. Immatics Biotechnologies GmbH holds all material assets and conducts all business activities and operations of Immatics N.V.

Trademarks

We own various trademark registrations and applications, and unregistered trademarks, including Immatics®, XPRESIDENT®, ACTengine®, ACTallo®, ACTolog®, XCEPTOR®, TCER®, AbsQuant®, IMADetect® and our corporate logo. All other trade names, trademarks and service marks of other companies appearing in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus may be referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend to use or display other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

Presentation of Financial Information

Our consolidated financial statements are presented in euros and have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”). None of the consolidated financial statements were prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”). The terms “dollar,” “USD” or “$” refer to the U.S. dollar and the term “euro,” “EUR” or “€” refer to the euro, unless otherwise indicated. The exchange rate used for conversion between U.S. dollars and euros is based on the ECB euro reference exchange rate published by the European Central Bank. We have made rounding adjustments to some of the figures included in this prospectus. Accordingly, any numerical discrepancies in any table between totals and sums of the amounts listed are due to rounding.

Market and Industry Data

This prospectus contains industry, market and competitive position data that are based on general and industry publications, surveys and studies conducted by third parties, some of which may not be publicly available, and our own internal estimates and research. Third-party publications, surveys and studies generally state that they have obtained information from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information. These data involve a number of assumptions and limitations and contain projections and estimates of the future performance of the industries in which we operate that are subject to a high degree of uncertainty.

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OUR COMPANY

Overview

We are a clinical-stage biotechnology company dedicated to the development of T cell receptor (“TCR”)-based immunotherapies for the treatment of cancer. Our purpose is to deliver a meaningful impact on the lives of cancer patients by developing novel TCR-based immunotherapies that are designed to achieve effect beyond an incremental clinical benefit. Our focus is the development of product candidates for the treatment of patients with solid tumors, who are inadequately served by existing treatment modalities. We strive to become an industry leading, fully integrated global biopharmaceutical company engaged in developing, manufacturing and commercializing TCR immunotherapies for the benefit of cancer patients, our employees, our shareholders and our partners.

By utilizing TCR-based therapeutics, we are able to direct T cells to intracellular cancer targets that are not accessible through classical antibody-based or CAR-T therapies. We believe that by identifying what we call true cancer targets and the right TCRs, we are well positioned to transform current solid tumor treatment paradigms by delivering cellular and bispecific product candidates that have the potential to substantially improve the lives of cancer patients.

We are developing our targeted immunotherapy product candidates through two distinct treatment modalities: TCR-engineered autologous (“ACTengine”) or allogeneic (“ACTallo”) Adoptive Cell Therapies (“ACT”) and antibody-like Bispecifics, also called T cell Engaging Receptors (“TCER”). Each modality is designed with distinct attributes and mechanisms of action to produce the desired therapeutic effect for a variety of cancer patient populations with different unmet medical needs. Our current pipeline shown below comprises several proprietary TCR-based product candidates in clinical and preclinical development. In addition to our proprietary pipeline, we are collaborating with industry-leading partners, including Bristol-Myers Squibb Company (“BMS”), Editas Medicine and Genmab, to develop multiple additional therapeutic programs covering ACT and Bispecifics.

Company and Corporate Information

We were incorporated as a Dutch private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) under the name Immatics B.V. on March 10, 2020 solely for the purpose of effectuating the business combination (the “Business Combination”) between us, ARYA Sciences Acquisition Corp., a Cayman Islands exempted company (“ARYA”), Immatics Biotechnologies GmbH, a German limited liability company, Immatics Merger Sub 1, a Cayman Islands exempted company, and Immatics Merger Sub 2, a Cayman Islands exempted company. Upon the closing of the Business Combination on July 1, 2020, we converted into a Dutch public limited liability company (naamloze vennootschap) and changed our name to Immatics N.V.

We are registered in the Commercial Register of the Chamber of Commerce (Kamer van Koophandel) in the Netherlands under number 77595726. We have our corporate seat in Amsterdam, the Netherlands and our registered office is at Paul-Ehrlich-Straße 15, 72076 Tübingen, Federal Republic of Germany, and our telephone number is +49 (7071) 5397-0. Our executive office in the United States is located at Immatics US, Inc., 2130 W. Holcombe Boulevard, Houston, Texas, 77030 and our telephone number is +1 (346) 204-5400. Our website is www.immatics.com. The reference to our website is an inactive textual reference only, and information contained therein or connected thereto is not incorporated into this prospectus or the registration statement of which it forms a part.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as defined in the Jumpstart our Business Startups Act of 2012 (the “JOBS Act”). As an emerging growth company, we may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

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•	an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002; and

•	to the extent that we no longer qualify as a foreign private issuer, (i) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and (ii) exemptions from the requirements of holding a non-binding advisory vote on executive compensation, including golden parachute compensation.

We may take advantage of these exemptions until such time as we are no longer an emerging growth company. We would cease to be an emerging growth company upon the earliest to occur of (i) the last day of the fiscal year during which the market value of our ordinary shares held by non-affiliates equals or exceeds $700 million as of any June 30, (ii) the last day of the fiscal year following the fifth anniversary of the date of the first sale of common equity securities pursuant to an effective registration statement, (iii) the last day of the fiscal year during which we had total annual gross revenues of $1.235 billion or more, (iv) the date on which we have issued more than $1.0 billion in non-convertible debt during the previous three-year period. We may choose to take advantage of some but not all of these reduced burdens. For example, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards applicable to public companies. This provision allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. This transition period is only applicable under U.S. GAAP. As a result, we will adopt new or revised accounting standards on the relevant dates on which adoption of such standards is required or permitted by the International Accounting Standards Board.

Implications of Being a Foreign Private Issuer

We are also considered a “foreign private issuer.” Accordingly, we report under the Exchange Act of 1934, as amended (the “Exchange Act”), as a non-U.S. company with foreign private issuer status. This means that, even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

•	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

•	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

•	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents, (ii) more than 50% of our assets are located in the United States or (iii) our business is administered principally in the United States.

In this prospectus and in the documents incorporated by reference in this prospectus, we have taken advantage of certain of the reduced reporting requirements as a result of being an emerging growth company and a foreign private issuer. Accordingly, the information contained in this prospectus and in the documents incorporated by reference in this prospectus may be different than the information you receive from other public companies in which you hold equity securities.

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RISK FACTORS

Investing in our securities involves risk. Before making a decision to invest in our securities, you should carefully consider the risks described under “Risk Factors” in any applicable prospectus supplement and in our then-most recent Annual Report on Form 20-F, and any updates to those risk factors in our reports on Form 6-K incorporated by reference in this prospectus, together with all of the other information appearing or incorporated by reference in this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. Although we discuss key risks in our discussion of risk factors, new risks may emerge in the future, which may prove to be significant. We cannot predict future risks or estimate the extent to which they may affect our business, results of operations, financial condition and prospects.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain statements that constitute forward-looking statements within the meaning of Section 21E of the Exchange Act and Section 27A of the Securities Act of 1933, as amended (the “Securities Act”). All statements other than statements of historical facts, including statements regarding our future results of operations and financial position, business and commercial strategy, potential market opportunities, products and product candidates, research pipeline, ongoing and planned preclinical studies and clinical trials, regulatory submissions and approvals, research and development costs, timing and likelihood of success, as well as plans and objectives of management for future operations are forward-looking statements. Many of the forward-looking statements contained in this prospectus can be identified by the use of forward-looking words such as “anticipate,” “believe,” “could,” “expect,” “should,” “plan,” “intend,” “estimate,” “will” and “potential,” among others.

Forward-looking statements are based on our management’s beliefs and assumptions and on information available to our management at the time such statements are made. Such statements are subject to risks and uncertainties, and actual results may differ materially from those expressed or implied in the forward-looking statements due to various factors, including, but not limited to, those identified under the “Risk Factors” section of this prospectus and in the documents incorporated by reference in this prospectus. Forward-looking statements speak only as of the date on which they were made. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements, whether as a result of any new information, future events, changed circumstances or otherwise. You should read this prospectus, the documents incorporated by reference in this prospectus and the documents that we have filed as exhibits to the registration statement of which this prospectus is a part completely and with the understanding that our actual future results may be materially different from what we expect.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of such statements, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

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USE OF PROCEEDS

We will not receive any proceeds from the sale of securities by the selling securityholder from time to time pursuant to this prospectus. If any securities are sold, the selling securityholder will pay any brokerage commissions and/or similar charges incurred for the sale of such shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including all registration and filing fees and fees and expenses of our counsel and accountants.

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DIVIDEND POLICY

We have never declared or paid any cash dividends and have no plan to declare or pay any dividends on our ordinary shares in the foreseeable future. We currently intend to retain any earnings for future operations and expansion of our business.

We will be able to make distributions to our shareholders only to the extent that our equity exceeds the aggregate amount of issued share capital and reserves that must be maintained pursuant to Dutch law or under our articles of association. We may not make any distribution of profits on shares held as treasury shares and such treasury shares will not be taken into account when determining the profit entitlement of our shareholders. Our articles of association prescribe that profits in any financial year will be distributed first to holders of our financing preferred shares, if any are outstanding. Any remaining profits may be reserved by our board of directors. Any profits remaining thereafter and reserves may be distributed as dividends to the holders of our ordinary shares, subject to the appropriate record date. The general meeting is authorized to declare distributions upon the proposal of our board of directors. Our board of directors determines whether and how much of the profits shown in the adopted annual accounts will be reserved and the manner and date of any dividend. In addition, our board of directors is permitted, subject to certain requirements, to declare interim dividends without the approval of our shareholders. We may reclaim any distributions, whether interim or not interim, made in contravention of certain restrictions of Dutch law from shareholders that knew or should have known that such distribution was not permissible. In addition, on the basis of Dutch case law, if after a distribution we are not able to pay our due and collectable debts, then our shareholders or directors who at the time of the distribution knew or reasonably should have foreseen that result may be liable to our creditors.

Since we are a holding company, our ability to pay dividends will be dependent upon the financial condition, liquidity and results of operations of, and the receipt of dividends, loans or other funds from, our subsidiaries. Our subsidiaries are separate and distinct legal entities and have no obligation to make funds available to us. In addition, there are various statutory, regulatory and contractual limitations and business considerations on the extent, if any, to which our subsidiaries may pay dividends, make loans or otherwise provide funds to us.

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DESCRIPTION OF SHARE CAPITAL AND ARTICLES OF ASSOCIATION

The Company

We were incorporated on March 10, 2020 as a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) under Dutch law, and upon the consummation of the Business Combination, we converted into a Dutch public limited liability company (naamloze vennootschap).

We are registered in the Commercial Register of the Chamber of Commerce (Kamer van Koophandel) in the Netherlands under number 77595726. We have our corporate seat in Amsterdam, the Netherlands and our registered office is at Paul-Ehrlich-Straße 15, 72076 Tübingen, Federal Republic of Germany.

Share Capital

Authorized Share Capital

Our authorized share capital consists of 285,000,000 ordinary shares, nominal value of €0.01 per share, and 15,000,000 financing preferred shares. The financing preferred shares are divided into five series, each consisting of 3,000,000 financing preferred shares. As of December 31, 2022, there were 76,670,699 ordinary shares outstanding and no preferred shares outstanding, whereas as of December 31, 2021, there were 62,926,816 ordinary shares outstanding and no preferred shares outstanding.

The financing preferred shares may, at the request of the holder, be converted into ordinary shares pursuant to a resolution of our board of directors. The conditions for conversion and the further terms and conditions related to the financing preferred shares will be determined by our board of directors, our general meeting and the meeting of holders of the series of financing preferred shares concerned, if such series of financing preferred shares have been issued and are held by persons other than us. The preceding sentence applies by analogy to any adjustment to the conditions.

Changes in Our Share Capital

In this section, share amounts are presented as of the date of the relevant transaction. Since the completion of the Business Combination, our share capital has changed as follows:

•	On October 12, 2022, we completed an SEC-registered equity offering, pursuant to which we issued and sold 10,905,000 ordinary shares, resulting in increases in share capital of €109 thousand and share premium of €106.1 million;

•	During the year ended December 31, 2022, we issued and sold approximately 2.8 million ordinary shares under the sales agreement with Leerink Partners LLC, resulting in increases in share capital of €28 thousand and share premium of €20.2 million;

•	Since January 1, 2023, we issued and sold approximately 5.5 million ordinary shares under the sales agreement with Leerink Partners LLC, resulting in increases in share capital of €55 thousand and share premium of €57.0 million; and

•	On July 21, 2023, we issued and sold 2,419,818 ordinary shares to BMS, resulting in increases in share capital of €24 thousand and share premium of €32.2 million.

Issuance of Ordinary Shares

Under Dutch law, shares are issued and rights to subscribe for shares are granted pursuant to a resolution of our general meeting. Our articles of association provide that the general meeting may only resolve to issue shares upon the proposal of our board of directors. The general meeting may authorize our board of directors to issue new ordinary shares or grant rights to subscribe for ordinary shares. The authorization can be granted and extended, in each case for a period not exceeding five years. For as long as, and to the extent, that such authorization is effective, our general meeting will not have the power to issue ordinary shares.

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Pursuant to a resolution of the general meeting dated June 30, 2020, our board of directors is irrevocably authorized for a period of five years from July 1, 2020, to issue ordinary shares or financing preferred shares up to the amount of the authorized share capital (from time to time).

Preemptive Rights

Subject to restrictions in our articles of association, holders of ordinary shares have preemptive rights in relation to newly issued ordinary shares under Dutch law.

Under our articles of association, the preemptive rights in respect of newly issued ordinary shares may be restricted or excluded by a resolution of our general meeting upon the proposal of our board of directors, which resolution requires a two-thirds majority of the votes cast if less than half of the issued share capital is present or represented at the meeting. The general meeting may authorize our board of directors to limit or exclude the preemptive rights in respect of newly issued ordinary shares, which resolution requires a two-thirds majority of the votes cast if less than half of the issued share capital is present or represented at the meeting. Such authorization for our board of directors can be granted and extended, in each case for a period not exceeding five years.

Pursuant to a resolution of the general meeting dated June 30, 2020, our board of directors is irrevocably authorized for a period of five years from July 1, 2020 to limit or exclude preemptive rights on ordinary shares up to 100% of the number of ordinary shares in our authorized share capital (from time to time).

Preemptive rights do not exist with respect to (a) the issuance of ordinary shares or grant of rights to subscribe for ordinary shares to our employees or a “group” company of ours, and (b) the issuance of ordinary shares against a contribution in kind. Preemptive rights do not exist with respect to the issuance of financing preferred shares and holders of financing preferred shares have no preemptive right to acquire newly issued ordinary shares.

Transfer of Ordinary Shares

Under Dutch law, transfers of ordinary shares (other than in book-entry form) require a written deed of transfer and, unless the company is a party to the deed of transfer, and acknowledgement by or proper service upon the company to be effective.

Under our articles of association, if one or more ordinary shares are admitted to trading on Nasdaq or any other regulated foreign stock exchange located in the United States, we may, by resolution of our board of directors, determine that the laws of the State of New York will apply to the property law aspects of the ordinary shares included in the part of the register of shareholders kept by the relevant transfer agent. Such resolution, as well as the revocation thereof, will be made public as required by law and will be made available for inspection at our office and the Dutch trade register. Our management has adopted such resolution effective as of July 1, 2020.

Form of Ordinary Shares

Pursuant to our articles of association, the ordinary shares are registered shares.

Purchase and Repurchase of Ordinary Shares

Under Dutch law, we may not subscribe for newly issued ordinary shares. We may acquire ordinary shares, subject to applicable provisions and restrictions of Dutch law and our articles of association, to the extent that:

•	such ordinary shares are fully paid up;

•	such repurchase would not cause our shareholders’ equity to fall below an amount equal to the sum of the paid-up and called-up part of the issued share capital and the reserves we are required to maintain pursuant to Dutch law or our articles of association; and

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•	immediately after the acquisition of such ordinary shares, we and our subsidiaries would not hold, or would not hold as pledgees, shares having an aggregate nominal value that exceeds 50% of our then-current issued share capital.

Other than ordinary shares acquired for no valuable consideration or under universal title of succession (onder algemene titel) (e.g., through a merger or spin-off) under statutory Dutch or other law, we may acquire ordinary shares only if our general meeting has authorized our board of directors to acquire ordinary shares. An authorization by our general meeting for the acquisition of ordinary shares can be granted for a maximum period of 18 months. Such authorization must specify the number of ordinary shares that may be acquired, the manner in which these shares may be acquired and the price range within which the shares may be acquired. No authorization of our general meeting is required if ordinary shares are acquired by us on Nasdaq with the intention of transferring such ordinary shares to our employees or employees of a group company pursuant to an arrangement applicable to them. We cannot derive any right to any distribution from ordinary shares, or voting rights attached to ordinary shares, acquired by us.

Pursuant to a resolution of the general meeting dated June 20, 2023, our board of directors is irrevocably authorized for a period of 18 months from June 20, 2023 to resolve for us to acquire fully paid-up ordinary shares or depositary receipts thereof up to the maximum number of ordinary shares permitted pursuant to applicable law and our articles of association from time to time, through repurchases negotiated in the open market or privately, in self-tender offers, or through accelerated repurchase arrangements, at prices ranging from the nominal value of the ordinary shares up to 110% of the market price of the ordinary shares, provided that: (i) for open market or privately negotiated repurchases, the market price shall be the price for ordinary shares on Nasdaq at the time the transaction is agreed upon by us, (ii) for self-tender offers, the market price shall be the volume weighted average price for the ordinary shares on Nasdaq during a period, determined by our board of directors, of no less than one and no more than five consecutive trading days immediately prior to the expiration of the tender offer, and (iii) for accelerated repurchase arrangements, the market price shall be the volume weighted average price of the ordinary shares on Nasdaq over the term of the arrangement; the volume weighted average price for any number of trading days shall be calculated as the arithmetic average of the daily volume weighted average price on those trading days.

Capital Reduction

At a general meeting, our shareholders may resolve on the proposal of our board of directors to reduce our issued share capital by (i) cancelling ordinary shares or (ii) reducing the nominal value of the ordinary shares by amending our articles of association. In either case, this reduction would be subject to applicable statutory provisions. A resolution to cancel ordinary shares may only relate to (i) ordinary shares held by us or in respect of which we hold the depository receipts, or (ii) all financing preferred shares of a class if approved by the holders of all shares of that class. In order to be approved by our general meeting, a resolution to reduce the capital requires a two-thirds majority of the votes cast if less than half of the issued share capital is present or represented at the meeting. A reduction of the nominal value of ordinary shares without repayment and without release from the obligation to pay up the ordinary shares must be effectuated proportionally on shares of the same class (unless all affected shareholders agree to a disproportional reduction).

A resolution that would result in a reduction of capital requires approval by a majority of the votes cast of each group of shareholders of the same class whose rights are prejudiced by the reduction. In addition, a reduction of capital involves a two-month waiting period during which creditors have the right to object to a reduction of capital under specified circumstances.

General Meeting of Shareholders and Voting Rights

General Meeting of Shareholders

General meetings are held in Amsterdam, Rotterdam, The Hague, Arnhem, Utrecht, or in the municipality of Haarlemmermeer (Schiphol Airport), the Netherlands. All of our shareholders and others entitled to

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attend our general meetings are authorized to address the meeting and, in so far as they have such right, to vote, either in person or by proxy.

We will hold at least one general meeting each year, to be held within six months after the end of our financial year. A general meeting will also be held within three months after our board of directors has determined it to be likely that our equity has decreased to an amount equal to or lower than half of its paid-up and called-up capital, in order to discuss the measures to be taken if so required. If our board of directors fails to hold such general meeting in a timely manner, each shareholder and other person entitled to attend our general meeting may be authorized by the Dutch court to convene our general meeting.

Our board of directors may convene additional extraordinary general meetings of shareholders at its discretion, subject to the notice requirements described below. Pursuant to Dutch law, one or more shareholders and/or others entitled to attend general meetings of shareholders, alone or jointly representing at least 10% of our issued share capital, may on their application be authorized by the Dutch court to convene a general meeting. The Dutch court will disallow the application if (i) the applicants have not previously requested in writing that our board of directors convenes a shareholders’ meeting, (ii) our board of directors convenes a shareholders’ meeting or (iii) our board of directors has taken the necessary steps so that the shareholders’ meeting could be held within six weeks after such request.

The general meeting is convened by a notice, which includes an agenda stating the items to be discussed and the location and time of our general meeting. For the annual general meeting, the agenda will include, among other things, the adoption of our annual accounts, the appropriation of its profits or losses and proposals relating to the composition of and filling of any vacancies on our board of directors. In addition, the agenda for a general meeting includes such additional items as determined by our board of directors. Pursuant to Dutch law, one or more shareholders and/or others entitled to attend general meetings of shareholders, alone or jointly representing at least 3% of the issued share capital, have the right to request the inclusion of additional items on the agenda of shareholders’ meetings. Such requests must be made in writing, and may include a proposal for a shareholder resolution, and must be received by us no later than on the sixtieth (60th) day before the day the relevant shareholders’ meeting is held. No resolutions will be adopted on items other than those which have been included in the agenda. Under our articles of association, certain items can only be put on the agenda as a voting item by our board of directors. Shareholders meeting the relevant requirements may still request the inclusion of such items on the agenda as a discussion item.

In accordance with the Dutch Corporate Governance Code, or DCGC, shareholders who have the right to put an item on the agenda for our general meeting or to request the convening of a general meeting shall not exercise such rights until after they have consulted our board of directors. If exercising such rights may result in a change in our strategy (for example, through the dismissal of one or more of our directors), our board of directors must be given the opportunity to invoke a reasonable period of up to 180 days to respond to the shareholders’ intentions. If invoked, our board of directors must use such response period for further deliberation and constructive consultation, in any event with the shareholder(s) concerned and exploring alternatives. At the end of the response time, our board of directors shall report on this consultation and the exploration of alternatives to our general meeting. The response period may be invoked only once for any given general meeting and shall not apply (i) in respect of a matter for which a response period has been previously invoked or (ii) if a shareholder holds at least 75% of our issued share capital as a consequence of a successful public bid.

Moreover, our board of directors can invoke a cooling-off period of up to 250 days when shareholders, using their right to have items added to the agenda for a general meeting or their right to request a general meeting, propose an agenda item for our general meeting to dismiss, suspend or appoint one or more directors (or to amend any provision in our articles of association dealing with those matters) or when a public offer for our company is made or announced without our support, provided, in each case, that our board of directors believes that such proposal or offer materially conflicts with the interests of our company and its business. During a cooling-off period, our general meeting cannot dismiss, suspend or appoint directors (or amend the provisions in our articles of association dealing with those matters) except at the proposal of our board of directors. During a cooling-off period, our board of directors must gather all

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relevant information necessary for a careful decision-making process and at least consult with shareholders representing 3% or more of our issued share capital at the time the cooling-off period was invoked, as well as with our Dutch works council (if we or, under certain circumstances, any of our subsidiaries would have one). Formal statements expressed by these stakeholders during such consultations must be published on our website to the extent these stakeholders have approved that publication. Ultimately one week following the last day of the cooling-off period, our board of directors must publish a report in respect of its policy and conduct of affairs during the cooling-off period on our website. This report must remain available for inspection by shareholders and others with meeting rights under Dutch law at our office and must be tabled for discussion at the next general meeting. Shareholders representing at least 3% of our issued share capital may request the Enterprise Chamber for early termination of the cooling-off period. The Enterprise Chamber must rule in favor of the request if the shareholders can demonstrate that:

•	our board of directors, in light of the circumstances at hand when the cooling-off period was invoked, could not reasonably have concluded that the relevant proposal or hostile offer constituted a material conflict with the interests of our company and its business;

•	our board of directors cannot reasonably believe that a continuation of the cooling-off period would contribute to careful policy-making; or

•	other defensive measures, having the same purpose, nature and scope as the cooling-off period, have been activated during the cooling-off period and have not since been terminated or suspended within a reasonable period at the relevant shareholders’ request (i.e., no ‘stacking’ of defensive measures).

We will give notice of each general meeting by publication on our website and, to the extent required by applicable law, in a Dutch daily newspaper with national distribution, and in any other manner that we may be required to follow in order to comply with Dutch law and applicable stock exchange and SEC requirements. We will observe the statutory minimum convening notice period for a general meeting. Holders of registered shares may further be provided notice of the meeting in writing at their addresses as stated in its shareholders’ register.

Pursuant to our articles of association and Dutch law, our board of directors may determine a record date (registratiedatum) of 28 calendar days prior to a general meeting to establish which shareholders and others with meeting rights are entitled to attend and, if applicable, vote at our general meeting. The record date, if any, and the manner in which shareholders can register and exercise their rights will be set out in the notice of our general meeting. Our articles of association provide that a shareholder must notify us in writing of his or her identity and his or her intention to attend (or be represented at) our general meeting, such notice to be received by us on the date set by our board of directors in accordance with our articles of association and as set forth in the convening notice. If this requirement is not complied with or if upon request no proper identification is provided by any person wishing to enter our general meeting, the chairman of our general meeting may, in his or her sole discretion, refuse entry to the shareholder or his or her proxy holder.

Pursuant to our articles of association, our general meeting is chaired by the chairman of our board of directors, who, nevertheless, may charge another person to preside over the meeting in his place even if he himself is present at the meeting. If the chairman of our board of directors is absent and he has not charged another person to preside over the meeting in his place, our directors present at the meeting will appoint one of them to be chairman. In the absence of all directors, our general meeting will appoint its chairman.

Voting Rights and Quorum

In accordance with Dutch law and our articles of association, each ordinary share, irrespective of which class it concerns, confers the right on the holder thereof to cast one vote at our general meeting. The voting rights attached to any ordinary shares held by us or our direct or indirect subsidiaries are suspended, unless the ordinary shares were encumbered with a right of usufruct or a pledge in favor of a

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party other than us or a direct or indirect subsidiary before such ordinary shares were acquired by us or such a subsidiary, in which case, the other party may be entitled to exercise the voting rights on the ordinary shares. We may not exercise voting rights for ordinary shares in respect of which we or a direct or indirect subsidiary has a right of usufruct or a pledge.

Voting rights may be exercised by shareholders or by a duly appointed proxy holder (the written proxy being acceptable to the chairman of our general meeting) of a shareholder, which proxy holder need not be a shareholder. The holder of a usufruct or pledge on shares will have the voting rights attached thereto if so provided for when the usufruct or pledge was created.

Under our articles of association, blank votes (votes where no choice has been made), abstentions and invalid votes will not be counted as votes cast. However, shares in respect of which a blank vote or invalid vote has been cast and shares in respect of which the person with meeting rights who is present or represented at the meeting has abstained from voting are counted when determining the part of the issued share capital that is present or represented at a general meeting. The chairman of our general meeting will determine the manner of voting and whether voting may take place by acclamation.

Resolutions of the shareholders are adopted at a general meeting by a majority of votes cast, except where Dutch law or our articles of association provide for a special majority in relation to specified resolutions. Our articles of association do not provide for a quorum requirement, subject to any provision of mandatory Dutch law.

Subject to certain restrictions in our articles of association, the determination during our general meeting made by the chairman of that general meeting with regard to the results of a vote will be decisive. Our board of directors will keep a record of the resolutions passed at each general meeting.

Amendment of Articles of Association

At a general meeting, at the proposal of our board of directors, our general meeting may resolve to amend the articles of association. A resolution by the shareholders to amend the articles of association requires a majority of the votes cast.

Merger, Demerger and Dissolution

At the proposal of our board of directors, our general meeting may resolve with a majority of the votes cast (subject to certain exceptions), or with at least two-thirds of the votes cast if less than half of the issued capital is present or represented at our general meeting, to legally merge or demerge the company within the meaning of Title 7, Book 2 of the Dutch Civil Code.

Our shareholders may at a general meeting, based on a proposal by our board of directors, by means of a resolution passed by a majority of the votes cast, resolve that the company will be dissolved. In the event of dissolution of the company, the liquidation will be effected by our executive directors, under the supervision of our non-executive directors, unless our general meeting decides otherwise.

Squeeze-Out

A shareholder who for its own account (or together with its group companies) holds at least 95% of our issued share capital may institute proceedings against the other shareholders jointly for the transfer of their shares to the shareholder who holds such 95% majority. The proceedings are held before the Enterprise Chamber of the Amsterdam Court of Appeal (Ondernemingskamer van het Gerechtshof Amsterdam) (the “Enterprise Chamber”) and can be instituted by means of a writ of summons served upon each of the minority shareholders in accordance with the provisions of the Dutch Code of Civil Procedure (Wetboek van Burgerlijke Rechtsvordering). The Enterprise Chamber may grant the claim for squeeze-out in relation to all minority shareholders and will determine the price to be paid for the shares, if necessary, after appointment of one or three experts who will offer an opinion to the Enterprise Chamber on the value of the shares of the minority shareholders. Once the order to transfer by the Enterprise Chamber becomes final and irrevocable, the majority shareholder that instituted the squeeze-

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out proceedings will give written notice of the date and place of payment and the price to the holders of the shares to be acquired whose addresses are known to the majority shareholder. Unless the addresses of all minority shareholders are known to the majority shareholder acquiring the shares, the majority shareholder is required to publish the same in a newspaper with a national circulation.

A shareholder that holds a majority of our issued share capital, but less than the 95% required to institute the squeeze-out proceedings described above, may seek to propose and implement one or more restructuring transactions with the objective of obtaining at least 95% of our issued share capital so the shareholder may initiate squeeze-out proceedings. Those restructuring transactions could, among other things, include a merger or demerger involving the company, a contribution of cash and/or assets against issuance of ordinary shares, the issuance of new ordinary shares to the majority shareholder without preemptive rights for minority shareholders or an asset sale transaction.

Depending on the circumstances, an asset sale of a Dutch public limited liability company (naamloze vennootschap) is sometimes used as a way to squeeze out minority shareholders, for example, after a successful tender offer through which a third party acquires a supermajority, but less than all, of the company’s shares. In such a scenario, the business of the target company is sold to a third party or a special purpose vehicle, followed by the liquidation of the target company. The purchase price is distributed to all shareholders in proportion to their respective shareholding as liquidation proceeds, thus separating the business from the company in which minority shareholders had an interest.

Any sale or transfer of all of our assets and our dissolution or liquidation is subject to approval by a majority of the votes cast in our general meeting. Our articles of association provide that our general meeting may only adopt such resolution upon a proposal of our board of directors.

Certain Other Major Transactions

Our articles of association and Dutch law provide that resolutions of our board of directors concerning a material change in our identity, character or business are subject to the approval of our general meeting. Such changes include:

•	a transfer of all or materially all of our business to a third party;

•	the entry into or termination of a long-lasting alliance of the company or of a subsidiary either with another entity or company, or as a fully liable partner of a limited partnership or partnership, if this alliance or termination is of significant importance to the company; and

•	the acquisition or disposition of an interest in the capital of a company by the company or by its subsidiary with a value of at least one-third of the value of our assets, according to the balance sheet with explanatory notes or, if the company prepares a consolidated balance sheet, according to the consolidated balance sheet with explanatory notes in our most recently adopted annual accounts.

Dividends and Other Distributions

We may only make distributions to our shareholders if our equity exceeds the aggregate amount of the issued share capital and the reserves that must be maintained pursuant to Dutch law or our articles of association. We may not make any distribution of profits on shares held by the company as treasury shares and such treasury shares will not be taken into account when determining the profit entitlement of our shareholders, unless such treasury shares are encumbered with a right of usufruct or a right of pledge. Under our articles of association, any profits or distributable reserves must first be applied to pay a dividend on the financing preferred shares, if outstanding.

Any remaining profits may be reserved by our board of directors. After reservation by our board of directors of any distributable profits, our general meeting will be authorized to declare distributions on the proposal of our board of directors. Our board of directors is permitted, subject to certain requirements, to declare interim dividends without the approval of the shareholders. Interim dividends may be declared as

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provided in our articles of association and may be distributed to the extent that the shareholders’ equity, based on interim financial statements, exceeds the paid-up and called-up share capital and the reserves that must be maintained under Dutch law or our articles of association. We may reclaim any distributions, whether interim or not interim, made in contravention of certain restrictions of Dutch law from shareholders that knew or should have known that such distribution was not permissible. In addition, on the basis of Dutch case law, if after a distribution we are not able to pay its due and collectable debts, then our shareholders or directors who at the time of the distribution knew or reasonably should have foreseen that result may be liable to its creditors.

Upon proposal of our board of directors, the general meeting may determine that distributions will be made in whole or in part in a currency other than the euro. We shall announce any proposal for a distribution and the date when and the place where the distribution will be payable to all shareholders by electronic means of communication with due observance of the applicable law and stock exchange rules. Claims for payment of dividends and other distributions not made within five years from the date that such dividends or distributions became payable will lapse, and any such amounts will be considered to have been forfeited to the company (verjaring).

Notices

We will give notice of each general meeting by publication on our website and, to the extent required by applicable law, in a Dutch daily newspaper with national distribution, and in any other manner that we may be required to follow in order to comply with Dutch law and applicable stock exchange and SEC requirements. Holders of registered shares may further be provided notice of the meeting in writing at their addresses as stated in our shareholders’ register.

Registration Rights

Investor Rights and Lock-Up Agreement

We have granted to certain of our securityholders registration rights pursuant to an Investor Rights and Lock-Up Agreement, dated July 1, 2020, among us and the investors party thereto. Such securityholders are entitled to the following rights with respect to the registration of their ordinary shares for public resale under the Securities Act.

Shelf Registration. We are obligated to file and keep effective a shelf registration statement pursuant to Rule 415 under the Securities Act with respect to all securities subject to registration rights, subject to certain exceptions.

Demand Registration. Upon the demand of certain securityholders, we are obligated to effect a resale registration under the Securities Act with respect to all or any portion of their shares subject to registration rights, subject to certain exceptions. Demand registration rights will not be triggered if there is an effective resale shelf registration statement.

Piggyback Registration. In the event that we propose to register any of our securities under the Securities Act, either for our account or for the account of our other securityholders, holders will be entitled to certain piggyback registration rights allowing each to include its shares in the registration, subject to certain marketing and other limitations. As a result, whenever we propose to file a registration statement under the Securities Act, other than with respect to a demand registration, a registration statement on Form S-4, F-4 or S-8 and or a registration of convertible debt securities, these holders will be entitled to notice of the registration and will have the right to include their registrable securities in the registration, subject to certain limitations. Piggyback registration rights will not be triggered if there is an effective resale shelf registration statement, the registration is solely for an offering of securities by us and no other securityholder is entitled to participate in such registration.

Expenses; Indemnification. We must pay all registration expenses in connection with effecting any demand registration, piggyback registration or shelf registration. We are also subject customary indemnification and contribution provisions.

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Securities Purchase Agreement

On July 19, 2023, we entered into a securities purchase agreement (the “Securities Purchase Agreement”) with BMS, pursuant to which we agreed to issue and sell to BMS and BMS agreed to purchase from us 2,419,818 ordinary shares at $14.4639 per share. We agreed to file, within 60 calendar days of the closing date of the private placement, a registration statement on Form F-3 that registers for resale under the Securities Act the ordinary shares sold under the securities purchase agreement. We are required to keep such registration statement effective until the earlier of the date on which all such ordinary shares have been sold pursuant to such registration statement or Rule 144 under the Securities Act, are eligible to be immediately sold to the public without registration or restriction, are no longer outstanding or July 21, 2024.

We are filing this registration statement to register the resale of the ordinary shares held by the selling securityholder to satisfy our obligations under the Securities Purchase Agreement.

Stock Exchange Listing

Our ordinary shares are listed on Nasdaq under the symbol “IMTX.”

Transfer Agent

Continental Stock Transfer & Trust Company serves as our agent in New York to maintain our shareholders’ register on behalf of our board of directors and acts as transfer agent and registrar for the ordinary shares.

Exchange Controls

Under Dutch law, there are no exchange controls applicable to the transfer to persons outside of the Netherlands of dividends or other distributions with respect to, or of the proceeds from the sale of, shares of a Dutch company, subject to applicable restrictions under sanctions and measures, including those concerning export control, pursuant to applicable resolutions adopted by the United Nations, regulations of the European Union, the Dutch Sanctions Act 1977 (Sanctiewet 1977), national emergency legislation, or other legislation, applicable anti-boycott regulations and similar rules and provided that, under certain circumstances, payments of such dividends or other distributions must be reported to the Dutch Central Bank at their request for statistical purposes. There are no special restrictions in our articles of association or Dutch law that limit the right of shareholders who are not citizens or residents of the Netherlands to hold or vote shares. The European Directive Mandatory Disclosure Rules (2011/16/EU) in relation to cross-border tax arrangements can provide for future notification requirements.

Under German law, there are no exchange controls restricting the transfer of funds between Germany and other countries or individuals, subject to applicable restrictions concerning import or export control or sanctions and measures against certain persons, entities and countries subject to embargoes in accordance with German law and applicable resolutions adopted by the United Nations and the European Union.

Under German foreign trade regulation, with certain exceptions, every corporation or individual residing in Germany must report to the German Central Bank on any payment received from or made to a non-resident corporation or individual if the payment exceeds €12,500 (or the equivalent in a foreign currency). Additionally, corporations and individuals residing in Germany must report to the German Central Bank on any claims of a resident against, or liabilities payable to, a non-resident corporation or individual exceeding an aggregate of €5 million (or the equivalent in a foreign currency) at the end of any calendar month. Resident corporations and individuals are also required to report annually to the German Central Bank on any stakes of 10% or more they hold in the equity of non-resident corporations with total assets of more than €3 million. Corporations residing in Germany with assets in excess of €3 million must report annually to the German Central Bank on any stake of 10% or more in the company held by an individual or a corporation located outside Germany.

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TAXATION

Material U.S. Federal Income Tax Considerations for U.S. Holders

In the opinion of Davis Polk & Wardwell LLP, the following is a description of the material U.S. federal income tax consequences to the U.S. Holders, as defined below, of owning and disposing of our ordinary shares. It does not describe all tax considerations that may be relevant to a particular person’s decision to acquire ordinary shares.

This discussion applies only to a U.S. Holder that acquires ordinary shares registered for offer and sale pursuant to this prospectus and holds ordinary shares as capital assets for U.S. federal income tax purposes (generally, property held for investment). In addition, it does not describe any tax consequences other than U.S. federal income tax consequences, including state and local tax consequences and estate tax consequences, and does not describe all of the U.S. federal income tax consequences that may be relevant in light of the U.S. Holder’s particular circumstances, including alternative minimum tax consequences, the potential application of the provisions of the Internal Revenue Code of 1986, as amended (the “Code”) known as the Medicare contribution tax and tax consequences applicable to U.S. Holders subject to special rules, such as:

•	certain banks, insurance companies and other financial institutions;

•	brokers, dealers or traders in securities who use a mark-to-market method of tax accounting;

•	persons holding ordinary shares as part of a straddle, wash sale, conversion transaction or other integrated transaction or persons entering into a constructive sale with respect to the ordinary shares;

•	persons whose functional currency for U.S. federal income tax purposes is not the U.S. dollar;

•	entities or arrangements classified as partnerships or S corporations for U.S. federal income tax purposes;

•	tax-exempt entities, including an “individual retirement account” or “Roth IRAs” and governmental entities;

•	real estate investment trusts or regulated investment companies;

•	corporations that accumulate earnings to avoid U.S. federal income tax;

•	persons that own or are deemed to own 10% or more of the voting power or value of our shares; or

•	persons holding ordinary shares in connection with a trade or business conducted outside of the United States or in connection with a permanent establishment or other fixed place of business outside of the United States.

If an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes holds ordinary shares, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partnerships holding ordinary shares and partners in such partnerships should consult their tax advisers as to the particular U.S. federal income tax consequences of owning and disposing of the ordinary shares.

This discussion is based on the Code, administrative pronouncements, judicial decisions, final, temporary and proposed Treasury regulations, and the income tax treaty between Germany and the United States (the “Treaty”), all as of the date hereof, any of which is subject to change or differing interpretations, possibly with retroactive effect.

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A “U.S. Holder” is a beneficial owner of our ordinary shares who, for U.S. federal income tax purposes, is eligible for the benefits of the Treaty and who is:

•	a U.S. citizen (other than a resident of the Netherlands or Germany) or individual resident of the United States;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state therein or the District of Columbia; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Certain Treasury regulations (the “Foreign Tax Credit Regulations”) may in some circumstances prohibit a U.S. person from claiming a foreign tax credit with respect to certain non-U.S. taxes that are not creditable under applicable income tax treaties. The U.S. Internal Revenue Service (the "IRS") recently released a notice which indicates that the Treasury Department and the IRS are considering amendments to the Foreign Tax Credit Regulations and provides temporary relief from certain of their provisions until December 31, 2023. The rules governing the calculation and timing of foreign tax credits and the deduction of foreign taxes are complex and depend upon a U.S. Holder’s particular circumstances. Accordingly, U.S. investors that are not eligible for Treaty benefits should consult their tax advisors regarding the creditability or deductibility of any non-U.S. taxes imposed on dividends on, or dispositions of, ordinary shares. This discussion does not apply to investors in this special situation.

U.S. Holders should consult their tax advisers concerning the U.S. federal, state, local and non-U.S. tax consequences of owning and disposing of the ordinary shares in their particular circumstances.

Taxation of Distributions

Subject to the discussion under “—Passive Foreign Investment Company Rules” below, distributions (if any) paid on ordinary shares, other than certain pro rata distributions of ordinary shares, will generally be treated as dividends to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Because we do not maintain calculations of our earnings and profits under U.S. federal income tax principles, we expect that distributions generally will be reported to U.S. Holders as dividends. Dividends paid to certain non-corporate U.S. Holders may be eligible for taxation as “qualified dividend income” and therefore, subject to applicable limitations, may be taxable at long-term capital gain rates. Dividends may constitute qualified dividend income if (a) the ordinary shares with respect to which the dividends are paid are listed on Nasdaq or are otherwise considered “readily tradable” on an established securities market for U.S. federal income tax purposes or we are eligible for benefits under the Treaty and (b) we are not a PFIC in the year in which the dividend is paid or the prior taxable year. However, there can be no assurance that our ordinary shares will remain listed or otherwise be considered readily tradable on an established securities market in the future, nor (as discussed under “Passive Foreign Investment Company Rules” below) that we will not be a PFIC for any future taxable year. U.S. Holders should consult their tax advisers regarding the availability of the reduced tax rate on dividends in their particular circumstances.

As described below under “—Material Dutch Tax Considerations” and “—Material German Tax Considerations,” it is expected that any dividends we pay to a U.S. Holder will be subject to German withholding tax (and will not be subject to Dutch withholding tax). The amount of a dividend will include any amounts withheld in respect of German income taxes. The amount of the dividend will be treated as foreign-source dividend income to U.S. Holders and will not be eligible for a dividends-received deduction generally available to U.S. corporations under the Code. Dividends will be included in a U.S. Holder’s income on the date of the U.S. Holder’s receipt of the dividend. The amount of any dividend income paid in euros will be the U.S. dollar amount calculated by reference to the exchange rate in effect on the date of actual or constructive receipt, regardless of whether the payment is in fact converted into U.S. dollars at that time. If the dividend is converted into U.S. dollars on the date of receipt, a U.S. Holder should not be required to recognize foreign currency gain or loss in respect of the dividend income. A U.S. Holder

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may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of receipt.

Subject to applicable limitations, some of which vary depending upon the U.S. Holder’s particular circumstances, and the discussion below regarding the Foreign Tax Credit Regulations, German taxes withheld from dividends on ordinary shares (at a rate not exceeding the rate provided by the Treaty, in the case of a U.S. Holder eligible for a reduced rate under the Treaty) will be creditable against the U.S. Holder’s U.S. federal income tax liability. As discussed under “—Material German Tax Considerations” below, Germany requires special procedures to be followed by U.S. Holders eligible for a reduced rate under the Treaty to obtain the benefit of such reduced rate. The rules governing foreign tax credits are complex. For example, the Foreign Tax Credit Regulations provide that, in the absence of an election to apply the benefits of an applicable income tax treaty, in order for foreign income taxes (including foreign withholding taxes treated as income taxes) to be creditable, the relevant foreign jurisdiction’s income tax rules must be consistent with certain U.S. federal income tax principles, and we have not determined whether the German income tax system meets these requirements. However, under the temporary relief in the notice described above, certain of the requirements for making this determination would not apply until January 1, 2024. U.S. Holders should consult their tax advisers regarding the creditability of any German taxes in their particular circumstances. In lieu of claiming a foreign tax credit, a U.S. Holder may be able to elect to deduct foreign taxes, such as the German withholding tax, in computing its taxable income, subject to generally applicable limitations under U.S. law. An election to deduct otherwise creditable non-U.S. taxes instead of claiming foreign tax credits applies to all creditable non-U.S. taxes paid or accrued in the taxable year.

Sale or Other Disposition of Ordinary Shares

Subject to the discussion under “—Passive Foreign Investment Company Rules” below, gain or loss realized by a U.S. Holder on the sale or other disposition of ordinary shares will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder’s holding period for such ordinary shares was more than one year as of the date of the sale or other disposition. The amount of the gain or loss will equal the difference between the U.S. Holder’s tax basis in the ordinary shares disposed of and the amount realized on the disposition, in each case as determined in U.S. dollars. Long-term capital gain recognized by a non-corporate U.S. Holder is subject to U.S. federal income tax at rates lower than the rates applicable to ordinary income and short-term capital gains, while short-term capital gains are subject to U.S. federal income tax at the rates applicable to ordinary income. This gain or loss will generally be U.S.-source gain or loss for foreign tax credit purposes. The deductibility of capital losses is subject to various limitations.

Passive Foreign Investment Company Rules

Under the Code, we will be a PFIC for any taxable year in which either (i) 75% or more of our gross income consists of “passive income” or (ii) 50% or more of the average quarterly value of our assets consist of assets that produce, or are held for the production of, “passive income.” For purposes of the above calculations, we will be treated as if we hold our proportionate share of the assets of, and receive directly our proportionate share of the income of, any other corporation in which we directly or indirectly own at least 25%, by value, of the shares of such corporation. Passive income generally includes interest, dividends, certain non-active rents and royalties (other than certain rents and royalties derived in an active conduct of a trade or business), and capital gains. Cash is generally a passive asset for these purposes. In addition, intangible assets, such as intellectual property and goodwill (the value of which may be determined by reference to the excess of the sum of a corporation’s market capitalization and liabilities over the value of its assets) are generally characterized as an active asset to the extent it is attributable to activities that produce active income.

We believe that we were not a PFIC for our 2022 taxable year. However, whether we will be a PFIC in the current or any future year is uncertain because, among other things, (i) we currently own, and likely will continue to own, a substantial amount of passive assets, including cash, (ii) the valuation of our assets that generate non-passive income for PFIC purposes, including our intangible assets, is uncertain and may be determined in substantial part by our market capitalization, which may vary substantially over time

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and (iii) the timing of our recognition of active income for U.S. federal income tax purposes, which may differ from the timing of the recognition of such income for financial accounting purposes, may result in our recognizing lesser amounts of active income for U.S. federal income tax purposes in certain taxable years. Accordingly, there can be no assurance that we will not be a PFIC for any taxable year.

If we are a PFIC for any year during which a U.S. Holder holds ordinary shares, we will continue to be treated as a PFIC with respect to that U.S. Holder for all succeeding years during which the U.S. Holder holds ordinary shares, even if we cease to meet the threshold requirements for PFIC status, unless the U.S. Holder elects to recognize gain, if any, as if it sold its ordinary shares as of the last day of the last tax year in which we are a PFIC (a “Purging Election”). In addition, we may, directly or indirectly, have held or hold equity interests in other PFICs (collectively, “Lower-tier PFICs”). Under attribution rules, if we are a PFIC, U.S. Holders will be deemed to own their proportionate shares of the stock of Lower-tier PFICs and will be subject to U.S. federal income tax according to the rules described in the following paragraphs on (i) certain distributions by a Lower-tier PFIC and (ii) a disposition of shares of a Lower-tier PFIC, in each case as if the U.S. Holder held those shares directly, even though it will not have received the proceeds of those distributions or dispositions directly. U.S. Holders should consult their tax advisers about the consequences to them if we own one or more Lower-tier PFICs.

If we are a PFIC for any taxable year during which a U.S. Holder holds ordinary shares (assuming the U.S. Holder has not made one of certain elections, as described below), gain recognized by the U.S. Holder on the sale or other disposition (including certain pledges) of ordinary shares (including any gain recognized as a consequence of a Purging Election) will be allocated ratably over the U.S. Holder’s holding period for the ordinary shares. The amounts allocated to the taxable year of the sale or other disposition and to any year before we became a PFIC will be taxed as ordinary income. The amount allocated to each other taxable year will be subject to tax at the highest rate in effect for individuals or corporations, as appropriate, for that taxable year, and an interest charge will be imposed on the resulting tax liability. Further, to the extent that any distribution received by a U.S. Holder on its ordinary shares exceeds 125% of the average of the annual distributions on the ordinary shares received during the preceding three years or the U.S. Holder’s holding period, whichever is shorter, that distribution will be subject to taxation in the same manner as gain.

If we were a PFIC and a U.S. Holder made either (a) an election to treat our ordinary shares as stock of a “qualified electing fund,” or “QEF”, or (b) a “mark-to-market” election with respect to our ordinary shares, that election would alleviate some of the adverse tax consequences of PFIC status and would result in an alternative treatment of the ordinary shares. If we determine that we are a PFIC for any taxable year, we intend to provide the information for U.S. Holders to make or maintain a QEF election, including information necessary to determine the appropriate income inclusion amounts for purposes of the QEF election. However, we cannot give any assurance that we will have timely knowledge of our status as a PFIC in the future or that we will provide the information necessary for U.S. Holders to make “QEF elections.” Furthermore, the availability of a “mark-to-market election” with respect to the ordinary shares is a factual determination that will depend on the manner and quantity of trading of our ordinary shares. A mark-to-market election cannot be made with respect to the stock of any of our subsidiaries. U.S. Holders should consult their tax advisers regarding whether any of these elections for alternative treatment would be available and, if so, what the consequences of the alternative treatments would be in their particular circumstances.

If we are a PFIC (or, with respect to a particular U.S. Holder, are treated as a PFIC) for a taxable year in which we pay a dividend or for the prior taxable year, the preferential dividend rates discussed above with respect to dividends paid to certain non-corporate U.S. Holders will not apply.

If we are a PFIC for a taxable year during which a U.S. Holder holds ordinary shares, the U.S. Holder will generally be required to file an annual report on IRS Form 8621 with its annual U.S. federal income tax returns, subject to certain exceptions. The failure to file IRS Form 8621 could result in the imposition of penalties and the extension of the statute of limitations with respect to U.S. federal income tax.

Prospective U.S. Holders should consult their tax advisers regarding the potential PFIC rules to an investment in ordinary shares.

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Information Reporting and Backup Withholding

Payments of dividends and sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries generally are subject to information reporting, and may be subject to backup withholding, unless (i) the U.S. Holder is a corporation or other exempt recipient or (ii) in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding.

The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the U.S. Holder’s U.S. federal income tax liability and may entitle it to a refund, provided that the required information is timely furnished to the IRS.

Material Dutch Tax Considerations

Scope of Discussion

The section only outlines certain material Dutch tax consequences of the acquisition, holding and disposal of the ordinary shares. This section does not purport to describe all possible tax considerations or consequences that may be relevant to a holder or prospective holder of ordinary shares and does not purport to deal with the tax consequences applicable to all categories of investors, some of which (such as trusts or similar arrangements) may be subject to special rules. In view of its general nature, this section should be treated with corresponding caution.

For the purposes of this discussion, it is assumed that we are a tax resident of Germany under German national tax laws since we intended to have, from our incorporation and on a continuous basis, our place of effective management in Germany.

Except as otherwise indicated, this section is based on and only addresses the tax laws of the Netherlands, published regulations thereunder and published authoritative case law, all as in effect on the date hereof, including, for the avoidance of doubt, the tax rates applicable on the date hereof, and all of which are subject to change, possibly with retroactive effect. Where this section refers to “the Netherlands” or “Dutch” it refers only to the part of the Kingdom of the Netherlands located in Europe. The applicable tax laws or interpretations thereof may change, or the relevant facts and circumstances may change, and such changes may affect the contents of this section, which will not be updated to reflect any such changes.

This section is intended as general information only and is not Dutch tax advice or a complete description of all Dutch tax consequences relating to the acquisition, holding and disposal of the ordinary shares. Holders or prospective holders of ordinary shares should consult their own tax advisor regarding the Dutch tax consequences relating to the acquisition, holding and disposal of ordinary shares in light of their particular circumstances.

Please note that this section does not describe the Dutch tax consequences for:

(i)	a holder of ordinary shares if such holder has a substantial interest (aanmerkelijk belang) or deemed substantial interest (fictief aanmerkelijk belang) in us under the Dutch Income Tax Act 2001 (Wet inkomstenbelasting 2001). Generally, a holder is considered to hold a substantial interest in us, if such holder alone or, in the case of an individual, together with such holder’s partner for Dutch income tax purposes, or any relatives by blood or marriage in the direct line (including foster children), directly or indirectly, holds (i) an interest of 5% or more of our total issued and outstanding capital or of 5% or more of the issued and outstanding capital of a certain class of shares; or (ii) rights (including warrants) to acquire, directly or indirectly, such interest; or (iii) certain profit sharing rights that relate to 5% or more of our annual profits or to 5% or more of our liquidation proceeds. A deemed substantial interest may arise if a substantial interest (or part thereof) in us has been disposed of, or is deemed to have been disposed of, on a non-recognition basis;

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(ii)	a holder of ordinary shares if the ordinary shares held by such holder qualify or qualified as a participation (deelneming) for purposes of the Dutch Corporate Income Tax Act 1969 (Wet op de vennootschapsbelasting 1969). Generally, a holder’s shareholding of 5% or more in our nominal paid-up share capital qualifies as a participation. A holder may also have a participation if (a) such holder does not have a shareholding of 5% or more but a related entity (statutorily defined term) has a participation or (b) we are a related entity (statutorily defined term);

(iii)	holder of ordinary shares which is or who is entitled to the dividend withholding tax exemption (inhoudingsvrijstelling) with respect to any income (opbrengst) derived from the ordinary shares (as defined in Article 4 of the Dutch Dividend Withholding Tax Act 1965 (Wet op de dividendbelasting). Generally, a holder of ordinary shares may be entitled or required to apply, subject to certain other requirements, the dividend withholding tax exemption if it is an entity and holds an interest of 5% or more in our nominal paid-up share capital.

(iv)	pension funds, investment institutions (fiscale beleggingsinstellingen) and tax exempt investment institutions (vrijgestelde beleggingsinstellingen) (each as defined in the Dutch Corporate Income Tax Act 1969) and other entities that are, in whole or in part, not subject to or exempt from Dutch corporate income tax, entities that have a function comparable to an investment institution or a tax exempt investment institution, as well as entities that are exempt from corporate income tax in their country of residence, such country of residence being another state of the European Union, Norway, Liechtenstein, Iceland or any other state with which the Netherlands has agreed to exchange information in line with international standards; and

(v)	a holder of ordinary shares if such holder is an individual for whom the ordinary shares or any benefit derived from the ordinary shares is a remuneration or deemed to be a remuneration for (employment) activities performed by such holder or certain individuals related to such holder (as defined in the Dutch Income Tax Act 2001).

Dividend withholding tax

We are incorporated under the laws of the Netherlands, and therefore a Dutch tax resident for Dutch domestic tax law purposes, including the Dutch Dividend Withholding Tax Act 1969. As such, we are required to withhold Dutch dividend withholding tax at a rate of 15% from dividends distributed by us (which withholding tax will not be borne by us but will be withheld by us from the gross dividends paid on the shares). We are however also treated as a German tax resident for German domestic tax law purposes, since our place of effective management is located in Germany. Based on the so-called tie-breaker provision (the “Tie-Breaker Provision”) included in Section 4(3) of the 2012 Convention between the Federal Republic of Germany and the Kingdom of the Netherlands for the avoidance of double taxation with respect to taxes on income (the “double tax treaty between Germany and the Netherlands”) as in effect on the date hereof, our tax residence in either the Netherlands or Germany for the purposes of the double tax treaty between Germany and the Netherlands should be determined based on our place of effective management. As long as we have continuously our place of effective management is in Germany, and the Tie-Breaker Provision is not changed (for instance, by change in the reservations and choices made by Germany with respect to the application of the Multilateral Convention to Implement Tax Treaty Related Measures to Prevent Base Erosion and Profit Shifting), we will be considered to be exclusively tax resident in Germany for purposes of the double tax treaty between Germany and the Netherlands. As a consequence, the Netherlands will be restricted to impose Dutch dividend withholding tax on dividends distributed by us pursuant to Section 10(5) of the double tax treaty between Germany and the Netherlands (and we will not be required to withhold Dutch dividend withholding tax). This restriction does not apply to dividends distributed by us to a holder of our ordinary shares who is resident or deemed to be resident in the Netherlands for Dutch personal income tax purposes or Dutch corporate income tax purposes ("Dutch Resident Individual" and "Dutch Resident Entity", respectively) or to a holder of our ordinary shares that is neither resident nor deemed to be resident of the Netherlands (“Non-Resident Holder”) if the ordinary shares are attributable to a Dutch permanent establishment of such Non-Resident Holder, in which evens the following applies.

Dividends distributed by us are generally subject to Dutch dividend withholding tax at a rate of 15%.

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The expression “dividends distributed” includes, but is not limited to:

•	distributions in cash or in kind, deemed and constructive distributions and repayments of paid-in capital not recognized for Dutch dividend withholding tax purposes;

•	liquidation proceeds, proceeds from the redemption of ordinary shares, or proceeds from the repurchase of ordinary shares (other than as temporary portfolio investment; tijdelijke belegging) by us or one of our subsidiaries or other affiliated entities, in each case to the extent such proceeds exceed the average paid-in capital of those ordinary shares as recognized for Dutch dividend withholding tax purposes;

•	an amount equal to the par value of the ordinary shares issued or an increase of the par value of the ordinary shares, to the extent that no related contribution, recognized for Dutch dividend withholding tax purposes, has been made or will be made; and

•	partial repayment of the paid-in capital recognized for Dutch dividend withholding tax purposes, if and to the extent that we have “net profits” (zuivere winst), unless (i) the general meeting of shareholders has resolved in advance to make such repayment and (ii) the par value of the ordinary shares concerned has been reduced by an equal amount by way of an amendment to the articles of association. The term “net profits” includes anticipated profits that have yet to be realized.

Dutch Resident Entities generally are entitled to an exemption from, or a credit for, any Dutch dividend withholding tax against their Dutch corporate income tax liability. The credit in any given year is, however, limited to the amount of Dutch corporate income tax payable in respect of the relevant year with an indefinite carry forward of any excess amount. Dutch Resident Individuals generally are entitled to a credit for any Dutch dividend withholding tax against their Dutch personal income tax liability and to a refund of any residual Dutch dividend withholding tax. The above generally also applies to Non-Resident Holders if the ordinary shares are attributable to a Dutch permanent establishment of such Non-Resident Holder.

A Non-Resident Holder may, depending on such holder's specific circumstances, be entitled to exemptions from, reduction of, or full or partial refund of, Dutch dividend withholding tax under Dutch domestic law, EU law, or treaties for the avoidance of double taxation in effect between the Netherlands and such other country.

Dividend stripping

According to Dutch domestic anti-dividend stripping rules, no credit against Dutch tax, exemption from, reduction, or refund of Dutch dividend withholding tax will be granted if the recipient of the dividends we paid is not considered the beneficial owner (uiteindelijk gerechtigde; as described in the Dutch Dividend Withholding Tax Act 1965) of those dividends. This legislation generally targets situations in which a shareholder retains its economic interest in shares but reduces the withholding tax costs on dividends by a transaction with another party. It is not required for these rules to apply that the recipient of the dividends is aware that a dividend stripping transaction took place. The Dutch State Secretary of Finance takes the position that the definition of beneficial ownership introduced by this legislation will also be applied in the context of a double taxation convention.

Conditional withholding tax on dividends (as of 1 January 2024)

As of 1 January 2024, a Dutch conditional withholding tax will be imposed on dividends distributed by us to entities related (gelieerd) to us (within the meaning of the Dutch Withholding Tax Act 2021; Wet bronbelasting 2021), if such related entity:

(i)	is considered to be resident (gevestigd) in a jurisdiction that is listed in the yearly updated Dutch Regulation on low-taxing states and non-cooperative jurisdictions for tax purposes (Regeling laagbelastende staten en niet-coöperatieve rechtsgebieden voor belastingdoeleinden) (a “Listed Jurisdiction”); or

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(ii)	has a permanent establishment located in a Listed Jurisdiction to which the ordinary shares are attributable; or

(iii)	holds the ordinary shares with the main purpose or one of the main purposes of avoiding taxation for another person or entity and there is an artificial arrangement or transaction or a series of artificial arrangements or transactions; or

(iv)	is not considered to be the beneficial owner of the ordinary shares in its jurisdiction of residence because such jurisdiction treats another entity as the beneficial owner of the ordinary shares (a hybrid mismatch); or

(v)	is not resident in any jurisdiction (also a hybrid mismatch); or

(vi)	is a reverse hybrid (within the meaning of Article 2(12) of the Dutch Corporate Income Tax Act 1969), if and to the extent (x) there is a participant in the reverse hybrid which is related (gelieerd) to the reverse hybrid, (y) the jurisdiction of residence of such participant treats the reverse hybrid as transparent for tax purposes and (z) such participant would have been subject to the Dutch conditional withholding tax in respect of dividends distributed by us without the interposition of the reverse hybrid, all within the meaning of the Dutch Withholding Tax Act 2021.

The Dutch conditional withholding tax on dividends will be imposed at the highest Dutch corporate income tax rate in effect at the time of the distribution (2023: 25.8%). The Dutch conditional withholding tax on dividends will be reduced, but not below zero, by any regular Dutch dividend withholding tax withheld in respect of the same dividend distribution. As such, based on the currently applicable rates, the overall effective tax rate of withholding the regular Dutch dividend withholding tax (as described above) and the Dutch conditional withholding tax on dividends will not exceed the highest corporate income tax rate in effect at the time of the distribution (2023: 25.8%).

Taxes on income and capital gains

Dutch Resident Entities

Generally, if the holder of ordinary shares is a Dutch Resident Entity, any income derived or deemed to be derived from the ordinary shares or any capital gains realized on the disposal or deemed disposal of the ordinary shares is subject to Dutch corporate income tax at a rate of 19% with respect to taxable profits up to €200,000 and 25.8% with respect to taxable profits in excess of that amount (rates and brackets for 2023).

Dutch Resident Individuals

If the holder of ordinary shares is a Dutch Resident Individual, any income derived or deemed to be derived from the ordinary shares or any capital gains realized on the disposal or deemed disposal of the ordinary shares is subject to Dutch personal income tax at the progressive rates (with a maximum of 49.5% in 2023), if:

(i)	the ordinary shares are attributable to an enterprise from which the holder of ordinary shares derives a share of the profit, whether as an entrepreneur (ondernemer) or as a person who has a co-entitlement to the net worth (medegerechtigd tot het vermogen) of such enterprise without being a shareholder (as defined in the Dutch Income Tax Act 2001); or

(ii)	the holder of ordinary shares is considered to perform activities with respect to the ordinary shares that go beyond ordinary asset management (normaal, actief vermogensbeheer) or otherwise derives benefits from the ordinary shares that are taxable as benefits from miscellaneous activities (resultaat uit overige werkzaamheden).

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Taxation of savings and investments

If the above-mentioned conditions (i) and (ii) do not apply to the Dutch Resident Individual, the ordinary shares will be subject to an annual Dutch income tax under the regime for savings and investments (inkomen uit sparen en beleggen). Taxation only occurs insofar the Dutch Resident Individual's net investment assets for the year exceed a statutory threshold (heffingvrij vermogen). The net investment assets for the year are the fair market value of the investment assets less the fair market value of the liabilities on January 1 of the relevant calendar year (reference date; peildatum). Actual income or capital gains realized in respect of the ordinary shares are as such not subject to Dutch income tax.

The Dutch Resident Individual's assets and liabilities taxed under this regime, including the ordinary shares, are allocated over the following three categories: (a) bank savings (banktegoeden), (b) other investments (overige bezittingen), including the ordinary shares, and (c) liabilities (schulden). The taxable benefit for the year (voordeel uit sparen en beleggen) is equal to the product of (x) the total deemed return divided by the sum of bank savings, other investments and liabilities and (b) the sum of bank savings, other investments and liabilities minus the statutory threshold, and is taxed at a flat rate of 32% (rate for 2023).

The deemed return applicable to other investments, including the ordinary shares, is set at 6.17% for the calendar year 2023. Transactions in the three-month period before and after 1 January of the relevant calendar year implemented to arbitrate between the deemed return percentages applicable to bank savings, other investments and liabilities will for this purpose be ignored if the holder of ordinary shares cannot sufficiently demonstrate that such transactions are implemented for other than tax reasons.

Non-residents of the Netherlands

A holder of ordinary shares that is neither a Dutch Resident Entity nor a Dutch Resident Individual will not be subject to Dutch income tax in respect of income derived or deemed to be derived from the ordinary shares or in respect of capital gains realized on the disposal or deemed disposal of the ordinary shares provided that:

(i)	such holder does not have an interest in an enterprise or deemed enterprise (as defined in the Dutch Income Tax Act 2001 and the Dutch Corporate Income Tax Act 1969, as applicable) which, in whole or in part, is either effectively managed in the Netherlands or carried on through a permanent establishment, a deemed permanent establishment or a permanent representative in the Netherlands and to which enterprise or part of an enterprise the ordinary shares are attributable; and

(ii)	in the event the holder is an individual, such holder does not carry out any activities in the Netherlands with respect to the ordinary shares that go beyond ordinary asset management and does not otherwise derive benefits from the ordinary shares that are taxable as benefits from miscellaneous activities in the Netherlands.

Gift and inheritance taxes

Residents of the Netherlands

Gift or inheritance taxes will arise in the Netherlands with respect to a transfer of ordinary shares by way of a gift by, or on the death of, a holder of such ordinary shares who is resident or deemed resident of the Netherlands at the time of the gift or such holder’s death.

Non-residents of the Netherlands

No gift or inheritance taxes will arise in the Netherlands with respect to a transfer of ordinary shares by way of a gift by, or on the death of, a holder of such ordinary shares who is neither resident nor deemed to be resident of the Netherlands, unless:

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(i)	in the case of a gift of ordinary shares by an individual who at the date of the gift was neither resident nor deemed to be resident of the Netherlands, such individual dies within 180 days after the date of the gift, while being resident or deemed to be resident of the Netherlands; or

(ii)	in the case of a gift of ordinary shares is made under a condition precedent, the holder of such ordinary shares is resident or is deemed to be resident of the Netherlands at the time the condition is fulfilled; or

(iii)	the transfer is otherwise construed as a gift or inheritance made by, or on behalf of, a person who, at the time of the gift or death, is or is deemed to be resident of the Netherlands.

For purposes of Dutch gift and inheritance taxes, amongst others, a person that holds the Dutch nationality will be deemed to be resident of the Netherlands if such person has been a resident of the Netherlands at any time during the ten years preceding the date of the gift or such person’s death. Additionally, for purposes of Dutch gift tax, amongst others, a person not holding the Dutch nationality will be deemed to be resident of the Netherlands if such person has been a resident of the Netherlands at any time during the twelve months preceding the date of the gift. Applicable tax treaties may override deemed residency.

Value added tax (VAT)

No Dutch VAT will be payable by a holder of ordinary shares in respect of any payment in consideration for the holding or disposal of the ordinary shares.

Real Property Transfer Tax

Under circumstances, the ordinary shares could, for the purposes of Dutch real property transfer tax (overdrachtsbelasting), be treated as real property (fictieve onroerende zaken) located in the Netherlands, in which case this tax could be payable upon acquisition of the ordinary shares.

The ordinary shares will generally not be treated as real property (fictieve onroerende zaken) if at the time of, or at any time during the year preceding, the acquisition of the ordinary shares:

(i)	our assets do not and did not include real property situated in the Netherlands; or

(ii)	our assets only include and included real property, situated either in or outside the Netherlands, that we do not and did not hold, and currently do not intend to hold, predominantly as a financial investment.

Real property as referred to under (i) and (ii) above includes legal ownership and more limited legal rights over the property (rights in rem) (zakelijke rechten) as well as contractual rights that give us economic exposure to the value of such real property, and certain participations or interests in entities that are treated as real property (fictieve onroerende zaken).

Our assets do not include and have not included real property situated in the Netherlands as described above.

Consequently, no Dutch real property transfer tax becomes payable upon an acquisition of the ordinary shares.

Stamp Duties

No Dutch documentation taxes (commonly referred to as stamp duties) will be payable by a holder of ordinary shares in respect of any payment in consideration for the holding or disposal of the ordinary shares.

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Material German Tax Considerations

The following section is a description of the material German tax considerations that become relevant when acquiring, owning and transferring Immatics’ ordinary shares. It is based on the German tax law applicable as of the date of this prospectus supplement without prejudice to any amendments introduced at a later date and implemented with or without retroactive effect.

This section is intended as general information only and does not purport to be a comprehensive or complete description of all potential German tax effects of the acquisition, ownership or transfer of ordinary shares and does not set forth all German tax considerations that may be relevant to a particular person’s decision to acquire ordinary shares. It does not constitute particular German tax advice and potential purchasers of Immatics’ ordinary shares are urged to consult their own tax advisors regarding the tax consequences of the acquisition, ownership and transfer of ordinary shares in light of their particular circumstances with regard to the application of German tax law to their particular situations (including full or partial tax exemptions of certain pension or investment funds or non-profit organizations), in particular with respect to the procedure to be complied with to obtain a relief of withholding tax on dividends and on capital gains (Kapitalertragsteuer) and with respect to the influence of double tax treaty provisions, as well as any tax consequences arising under the laws of any state, local or other non-German jurisdiction. For German tax purposes, a shareholder may include an individual who or an entity that does not have the legal title to the ordinary shares, but to whom nevertheless the ordinary shares are attributed, based either on such individual or entity owning a beneficial interest in the ordinary shares or based on specific statutory provisions.

All of the following is subject to change. Such changes could apply retroactively and could affect the consequences set forth below. This section does not refer to any foreign account tax compliance act (FATCA) aspects.

Immatics’ Tax Residency Status

Immatics has its statutory seat in the Netherlands and its sole place of management in Germany and is therefore tax resident in Germany (for purposes of the German-Dutch tax treaty). Thus, Immatics qualifies as a corporation subject to German unlimited liability for corporate income tax purposes. However, because Immatics’ tax residency depends on future facts regarding its place of management, the German unlimited liability for corporate income tax purposes may change in the future.

Taxation of Dividends

Withholding Tax on Dividend Payments

Dividends distributed from Immatics to its shareholders are generally subject to German withholding tax, conditionally upon certain exemptions (for example, repayments of capital from the tax contribution account (steuerliches Einlagekonto)), as further described herein. The withholding tax rate is 25% plus a 5.5% solidarity surcharge (Solidaritätszuschlag) thereon totaling 26.375% of the gross dividend amount. Withholding tax is to be withheld and passed on for the account of the shareholders by a domestic branch of a domestic or foreign credit or financial services institution (Kredit- und Finanzdienstleistungsinstitut), by the domestic securities trading company (inländisches Wertpapierhandelsunternehmen) or a domestic securities trading bank (inländische Wertpapierhandelsbank) which keeps and administers the ordinary shares and disburses or credits the dividends or disburses the dividends to a foreign agent, or by the securities custodian bank (Wertpapiersammelbank) to which the ordinary shares were entrusted for collective custody if the dividends are distributed to a foreign agent by such securities custodian bank (which is referred to as the “Dividend Paying Agent”). In case the ordinary shares are not held in collective deposit with a Dividend Paying Agent, Immatics is responsible for withholding and remitting the tax to the competent tax office. Such withholding tax is levied and withheld irrespective of whether and to what extent the dividend distribution is taxable at the level of the shareholder and whether the shareholder is a person residing in Germany or in a foreign country.

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In the case of dividends distributed to a company within the meaning of Art. 2 of the amended EU Directive 2011/96/EU of the Council of November 30, 2011 (the “EU Parent Subsidiary Directive”) domiciled in another Member State of the European Union, withholding tax is effectively reduced to zero. This also applies to dividends distributed to a permanent establishment located in another Member State of the European Union of such a parent company or of a parent company tax resident in Germany if the participation in Immatics is effectively connected with this permanent establishment. The key prerequisite for the application of the EU Parent Subsidiary Directive is that the shareholder has held a direct participation in the share capital of Immatics of at least 10% for an uninterrupted period of at least one year.

The withholding tax on dividends distributed to other foreign resident shareholders is reduced in accordance with an applicable double tax treaty (to 15%, 5% or 0%, depending on certain prerequisites) if Germany has concluded such double tax treaty with the country of residence of the shareholder and if the shareholder does not hold his or her ordinary shares either as part of the assets of a permanent establishment or a fixed place of business in Germany or as business assets for which a permanent representative has been appointed in Germany. Further, the foreign resident shareholder must be eligible for treaty purposes and no limitation of benefits provision in a double tax treaty and — both in relation to a reduction pursuant to the EU Parent Subsidiary Directive and an applicable tax treaty — no German anti-directive/treaty shopping provision of Section 50d paragraph 3 of the German Income Tax Act (Einkommensteuergesetz) must be applicable.

However, the deduction of withholding taxes will generally apply irrespective of a possible reduction pursuant to the EU Parent Subsidiary Directive or an applicable double tax treaty except for the case that the recipient of the dividends has been granted an exemption from the German Federal Central Tax Office (Bundeszentralamt für Steuern) upon formal application by the recipient of the dividends (Freistellung im Steuerabzugsverfahren). In case of deducted withholding taxes, the reduction of the withholding tax pursuant to both the EU Parent Subsidiary Directive and an applicable double tax treaty is procedurally granted in such a manner that the difference between the total amount withheld, including the solidarity surcharge, and the tax liability determined on the basis of the EU Parent Subsidiary Directive (0%) or on the basis of the tax rate set forth in the applicable double tax treaty (15% unless further qualifications are met) is upon request refunded by the German Federal Central Tax Office (Bundeszentralamt für Steuern).

In the case of dividends received by corporations who are not tax resident in Germany, two-fifths of the withholding tax deducted and remitted are refunded without the need to fulfill all prerequisites required for such refund under the EU Parent Subsidiary Directive or under a double tax treaty or if no double tax treaty has been concluded between the state of residence of the shareholder, however, likewise subject to the conditions of the German anti-directive/treaty shopping provision.

In order to receive a refund pursuant to a double tax treaty or the aforementioned option for foreign corporations, the shareholder has to submit a completed form for refund (available at the website of the Federal Central Tax Office (http://www.bzst.de) as well as at the German embassies and consulates) together with a withholding tax certificate (Kapitalertragsteuerbescheinigung) issued by the institution that deducted the respective withholding tax.

The aforementioned reductions of (or exemptions from) withholding tax are further restricted if (i) the applicable double tax treaty provides for a tax reduction resulting in an applicable tax rate of less than 15% and (ii) the shareholder is not a corporation that directly holds at least 10% in the equity capital of Immatics and is subject to tax on its income and profits in its state of residence without being exempt. In this case, the reduction of (or exemption from) withholding tax is subject to the following three cumulative prerequisites: (i) the shareholder must qualify as beneficial owner of the shares in a company for a minimum holding period of 45 consecutive days occurring within a period of 45 days prior and 45 days after the due date of the dividends, (ii) the shareholder has to bear at least 70% of the change in value risk related to the shares in a company during the minimum holding period without being directly or indirectly hedged, and (iii) the shareholder must not be required to fully or largely compensate directly or indirectly the dividends to third parties.

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In the absence of the fulfillment of all of the three prerequisites, three-fifths of the withholding tax imposed on the dividends must not be credited against the shareholder’s (corporate) income tax liability, but may, upon application, be deducted from the shareholder’s tax base for the relevant assessment period. Furthermore, a shareholder that has received gross dividends without any deduction of withholding tax due to a tax exemption without qualifying for such a full tax credit has (i) to notify the competent local tax office accordingly, (ii) to declare according to the officially prescribed form and (iii) has to make a payment in the amount of the omitted withholding tax deduction.

However, these special rules on the restriction of withholding tax credit do not apply to a shareholder whose overall dividend earnings within an assessment period do not exceed €20,000 or that has been the beneficial owner of the shares in a company for at least one uninterrupted year upon receipt of the dividends.

For individual or corporate shareholders tax resident outside Germany not holding the ordinary shares through a permanent establishment (Betriebsstätte) in Germany or as business assets (Betriebsvermögen) for which a permanent representative (ständiger Vertreter) has been appointed in Germany, the remaining and paid withholding tax (if any) is then final (i.e., not refundable) and settles the shareholder’s limited tax liability in Germany. For individual or corporate shareholders tax resident in Germany (for example, those shareholders whose residence, domicile, registered office or place of management is located in Germany) holding their ordinary shares as business assets, as well as for shareholders tax resident outside of Germany holding their ordinary shares through a permanent establishment in Germany or as business assets for which a permanent representative has been appointed in Germany, the withholding tax withheld (including solidarity surcharge) can be credited against the shareholder’s personal income tax or corporate income tax liability in Germany. Any withholding tax (including solidarity surcharge) in excess of such tax liability is refunded. For individual shareholders tax resident in Germany holding Immatics’ ordinary shares as private assets, the withholding tax is a final tax (Abgeltungsteuer), subject to the exceptions described in the following section.

Taxation of Dividend Income of Shareholders Tax Resident in Germany Holding Immatics’ Ordinary Shares as Private Assets (Private Individuals)

For individual shareholders (individuals) resident in Germany holding Immatics’ ordinary shares as private assets, dividends are subject to a flat rate tax which is satisfied by the withholding tax actually withheld (Abgeltungsteuer). Accordingly, dividend income will be taxed at a flat tax rate of 25% plus a 5.5% solidarity surcharge thereon totaling 26.375% and church tax (Kirchensteuer) in case the shareholder is subject to church tax because of his or her personal circumstances. An automatic procedure for deduction of church tax by way of withholding will apply to shareholders being subject to church tax unless the shareholder has filed a blocking notice (Sperrvermerk) with the German Federal Tax Office (details related to the computation of the specific tax rate including church tax are to be discussed with the individual tax advisor of the relevant shareholder). Except for an annual lump sum savings allowance (Sparer-Pauschbetrag) of up to €1,000 (for individual filers) or up to €2,000 (for married couples and for partners in accordance with the registered partnership law (Gesetz über die Eingetragene Lebenspartnerschaft) filing jointly), private individual shareholders will not be entitled to deduct expenses incurred in connection with the capital investment from their dividend income.

The income tax owed for the dividend income is satisfied by the withholding tax withheld by the Dividend Paying Agent. However, if the flat tax results in a higher tax burden as opposed to the private individual shareholder’s personal income tax rate, the private individual shareholder can opt for taxation at his or her personal income tax rate. In that case, the final withholding tax will be credited against the income tax. The option can be exercised only for all capital income from capital investments received in the relevant assessment period uniformly and married couples as well as partners in accordance with the registered partnership law filing jointly may only jointly exercise the option.

Exceptions from the flat rate tax (satisfied by withholding the tax at source, Abgeltungswirkung) may apply — that is, only upon application — for shareholders who have a shareholding of at least 25% in Immatics and for shareholders who have a shareholding of at least 1% in Immatics and work for a

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company in a professional capacity. In such a case, the same rules apply as for sole proprietors holding the ordinary shares as business assets (see below “Taxation of Dividend Income of Shareholders Tax Resident in Germany Holding the Company’s Ordinary Shares as Business Assets — Sole Proprietors”). Further, the flat rate tax does not apply if and to the extent dividends reduced Immatics taxable income.

Taxation of Dividend Income of Shareholders Tax Resident in Germany Holding Immatics’ Ordinary Shares as Business Assets

If a shareholder holds Immatics’ ordinary shares as business assets, the taxation of the dividend income depends on whether the respective shareholder is a corporation, a sole proprietor or a partnership.

Corporations

Dividend income of corporate shareholders is exempt from corporate income tax, provided that the corporation holds a direct participation of at least 10% in the share capital of a company at the beginning of the calendar year in which the dividends are paid (participation exemption). The acquisition of a participation of at least 10% in the course of a calendar year is deemed to have occurred at the beginning of such calendar year. Participations in the share capital of the company which a corporate shareholder holds through a partnership, including co-entrepreneurships (Mitunternehmerschaften), are attributable to such corporate shareholder only on a pro rata basis at the ratio of the interest share of the corporate shareholder in the assets of the relevant partnership. However, 5% of the tax-exempt dividends are deemed to be non-deductible business expenses for tax purposes and therefore are effectively subject to corporate income tax (plus solidarity surcharge) and trade tax; i.e., tax exemption of 95%. Business expenses incurred in connection with the dividends received are entirely tax deductible. The participation exemption does not apply if and to the extent dividends reduced Immatics taxable income.

For trade tax purposes the entire dividend income is subject to trade tax (i.e., the tax-exempt dividends must be added back when determining the trade taxable income), unless the corporation shareholder holds at least 15% of the company’s registered share capital at the beginning of the relevant tax assessment period (Erhebungszeitraum). In case of an indirect participation via a partnership please refer to the section “Partnerships” below.

If the shareholding is below 10% in the share capital, dividends are taxable at the applicable corporate income tax rate of 15%, plus a 5.5% solidarity surcharge thereon and trade tax (the rate of which depends on the applicably municipality levy rate determined by the municipality the corporate shareholder has its place of management and permanent establishments respectively).

Special regulations apply which abolish the 95% tax exemption, if the company’s ordinary shares are held as trading portfolio assets in the meaning of Section 340e of the German Commercial Code (Handelsgesetzbuch) by (i) a credit institution (Kreditinstitut), (ii) a financial service institution (Finanzdienstleistungsinstitut) or (iii) a financial enterprise within the meaning of the German Banking Act (Kreditwesengesetz), in case more than 50% of the shares of such financial enterprise are held directly or indirectly by a credit institution or a financial service institution, as well as by a life insurance company, a health insurance company or a pension fund in case the shares are attributable to the capital investments, resulting in fully taxable income.

Sole Proprietors

For sole proprietors (individuals) resident in Germany holding ordinary shares as business assets dividends are subject to the partial income rule (Teileinkünfteverfahren). Accordingly, only (i) 60% of the dividend income will be taxed at his/her personal income tax rate plus 5.5% solidarity surcharge thereon and church tax (if applicable) and (ii) 60% of the business expenses related to the dividend income are deductible for tax purposes. In addition, the dividend income is entirely subject to trade tax if the ordinary shares are held as business assets of a permanent establishment in Germany within the meaning of the German Trade Tax Act (Gewerbesteuergesetz), unless the shareholder holds at least 15% of the company’s registered share capital at the beginning of the relevant assessment period. The trade tax levied will be eligible for credit against the shareholder’s personal income tax liability based on the

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applicable municipal trade tax rate and the individual tax situation of the shareholder limited to currently 4.0 times the trade tax measurement amount (Gewerbesteuer-Messbetrag).

Partnerships

In case ordinary shares are held by a partnership, the partnership itself is not subject to corporate income tax or personal income tax. In this regard, corporate income tax or personal income tax (and church tax, if applicable) as well as solidarity surcharge are levied only at the level of the partner with respect to their relevant part of the partnership’s taxable income and depending on their individual circumstances:

•	if the partner is a corporation, the dividend income will be subject to corporate income tax plus solidarity surcharge (see “Corporations” above);

•	if the partner is a sole proprietor, the dividend income will be subject to the partial income rule (see “Sole Proprietors” above); and

•	if the partner is a private individual, the dividend income will be subject to the flat tax rate (see “Private Individuals” above) unless the partnership is a (operative or deemed) commercial partnership, in which case the partial income rule applies.

In case the partnership is a (operative or deemed) commercial partnership with its place of management in Germany the dividend income is subject to German trade tax at the level of the partnership, unless the partnership holds at least 15% of a company’s registered share capital at the beginning of the relevant assessment period, in which case the dividend income is exempt from trade tax.

Investment Funds

Investment funds (Investmentfonds) and specialized investment funds (Spezial-Investmentfonds) in the meaning of the German Investment Tax Act (Investmentsteuergesetz) and their investors are subject to special rules concerning the taxation of dividends, in particular in relation to the application of the German participation exemption, withholding tax treatment (applicable rate and exemption/refund procedure) and tax assessment.

Taxation of Dividend Income of Shareholders Tax Resident Outside of Germany

For foreign individual or corporate shareholders tax resident outside of Germany not holding the ordinary shares through a permanent establishment in Germany or as business assets for which a permanent representative has been appointed in Germany, the deducted withholding tax (possibly reduced by way of a tax relief under a double tax treaty or domestic tax law, such as in connection with the EU Parent Subsidiary Directive) is final (that is, not refundable) and settles the shareholder’s limited tax liability in Germany, unless the shareholder is entitled to apply for a withholding tax refund or exemption.

In contrast, individual or corporate shareholders tax resident outside of Germany holding the company’s ordinary shares through a permanent establishment in Germany or as business assets for which a permanent representative has been appointed in Germany are subject to the same rules as applicable (and described above) to shareholders resident in Germany holding the ordinary shares as business assets. The withholding tax withheld (including solidarity surcharge) is credited against the shareholder’s personal income tax or corporate income tax liability in Germany.

Taxation of Capital Gains

Withholding Tax on Capital Gains

Capital gains realized on the disposal of ordinary shares are only subject to withholding tax if (i) a permanent establishment in Germany of a German or foreign credit or financial institution, (ii) a German securities trading company or (iii) a German securities trading bank stores or administrates or carries out the disposal of the ordinary shares and pays or credits the capital gains. In those cases, the institution

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(and not the company) is required to deduct the withholding tax at the time of payment for the account of the shareholder and has to pay the withholding tax to the competent tax authority.

In case the ordinary shares in the company are held (i) as business assets by a sole proprietor, a partnership or a corporation and such shares are attributable to a German business or (ii) in case of a corporation being subject to unlimited corporate income tax liability in Germany, the capital gains are not subject to withholding tax. In case of the aforementioned exemption under (i) above, the withholding tax exemption is subject to the condition that the paying agent has been notified by the beneficiary (Gläubiger) that the capital gains are exempt from withholding tax. The respective notification has to be filed by using the officially prescribed form.

Taxation of Capital Gains Realized by Shareholders Tax Resident in Germany Holding Immatics’ Ordinary Shares as Private Assets (Private Individuals)

For individual shareholders (individuals) resident in Germany holding ordinary shares as private assets, capital gains realized on the disposal of ordinary shares are subject to final withholding tax (Abgeltungsteuer). Accordingly, capital gains will be taxed at a flat tax rate of 25%, plus a 5.5% solidarity surcharge thereon totaling 26.375% and church tax, in case the shareholder is subject to church tax because of his or her personal circumstances. An automatic procedure for deduction of church tax by way of withholding will apply to shareholders being subject to church tax unless the shareholder has filed a blocking notice (Sperrvermerk) with the German Federal Central Tax Office (details related to the computation of the specific tax rate including church tax are to be discussed with the personal tax advisor of the relevant shareholder). The taxable capital gain is calculated by deducting the acquisition costs of the ordinary shares and the expenses directly and materially related to the disposal from the proceeds of the disposal. Apart from that, except for an annual lump sum savings allowance (Sparer-Pauschbetrag) of up to €1,000 (for individual filers) or up to €2,000 (for married couples and for partners in accordance with the registered partnership law (Gesetz über die Eingetragene Lebenspartnerschaft) filing jointly), private individual shareholders will not be entitled to deduct expenses incurred in connection with the capital investment from their capital gain.

In case the flat tax results in a higher tax burden as opposed to the private individual shareholder’s personal income tax rate, the private individual shareholder can opt for taxation at his or her personal income tax rate. In that case, the withholding tax (including solidarity surcharge) withheld will be credited against the income tax. The option can be exercised only for all capital income from capital investments received in the relevant assessment period uniformly and married couples as well as for partners in accordance with the registered partnership law filing jointly may only jointly exercise the option.

Capital losses arising from the disposal of the ordinary shares can only be offset against other capital gains resulting from the disposition of the ordinary shares or shares in other stock corporations during the same calendar year. Offsetting of overall losses with other income (such as business or rental income) and other capital income is not possible. Such losses are to be carried forward and to be offset against positive capital gains deriving from the disposal of ordinary shares in stock corporations in future years.

The final withholding tax (Abgeltungsteuer) will not apply if the seller of the ordinary shares or in case of gratuitous transfer, its legal predecessor has held, directly or indirectly, at least 1% of the company’s registered share capital at any time during the five years prior to the disposal. In that case capital gains are subject to the partial income rule (Teileinkünfteverfahren). Accordingly, only (i) 60% of the capital gains will be taxed at his/her personal income tax rate, plus a 5.5% solidarity surcharge thereon and church tax (if applicable) and (ii) 60% of the business expenses related to the capital gains are deductible for tax purposes. The withholding tax withheld (including solidarity surcharge) will be credited against the shareholder’s personal income tax liability in Germany.

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Taxation of Capital Gains Realized by Shareholders Tax Resident in Germany Holding Immatics’ Ordinary Shares as Business Assets

If a shareholder holds ordinary shares as business assets, the taxation of capital gains realized on the disposal of such shares depends on whether the respective shareholder is a corporation, a sole proprietor or a partnership:

Corporations

Capital gains realized on the disposal of ordinary shares by a corporate shareholder are generally exempt from corporate income tax and trade tax. However, 5% of the tax-exempt capital gains are deemed to be non-deductible business expenses for tax purposes and therefore are effectively subject to corporate income tax (plus solidarity surcharge) and trade tax; i.e., tax exemption of 95%. Business expenses incurred in connection with the capital gains are entirely tax deductible.

Capital losses incurred upon the disposal of ordinary shares or other impairments of the share value are not tax deductible. A reduction of profit is also defined as any losses incurred in connection with a loan or security in the event the loan or the security is granted by a shareholder or by a related party thereto or by a third person with the right of recourse against the before mentioned persons and the shareholder holds directly or indirectly more than 25% of the company’s registered share capital.

Special regulations apply, if the ordinary shares are held as trading portfolio assets by a credit institution, a financial service institution or a financial enterprise within the meaning of the German Banking Act (Kreditwesengesetz) as well as by a life insurance company, a health insurance company or a pension fund (see “— Material German Tax Considerations — Taxation of Dividends — Corporations”).

Sole Proprietors

If the ordinary shares are held by a sole proprietor, capital gains realized on the disposal of the ordinary shares are subject to the partial income rule (Teileinkünfteverfahren). Accordingly, only (i) 60% of the capital gains will be taxed at his/her personal income tax rate plus 5.5% solidarity surcharge thereon and church tax (if applicable) and (ii) 60% of the business expenses related to the dividend income are deductible for tax purposes. In addition, 60% of the capital gains are subject to trade tax if the ordinary shares are held as business assets of a permanent establishment in Germany within the meaning of the German Trade Tax Act (Gewerbesteuergesetz). The trade tax levied, depending on the applicable municipal trade tax rate and the individual tax situation, is partly or entirely be credited against the shareholder’s personal income tax liability.

Partnerships

In case the ordinary shares are held by a partnership, the partnership itself is not subject to corporate income tax or personal income tax as well as solidarity surcharge (and church tax) since partnerships qualify as transparent for German income tax purposes. In this regard, corporate income tax or personal income tax as well as solidarity surcharge (and church tax, if applicable) are levied only at the level of the partner with respect to their relevant part of the partnership’s taxable income and depending on their individual circumstances:

•	If the partner is a corporation, the capital gains will be subject to corporate income tax plus solidarity surcharge (see above “Corporations”). Trade tax will be levied additionally at the level of the partner insofar as the relevant profit of the partnership is not subject to trade tax at the level of the partnership. However, with respect to both corporate income and trade tax, the 95%-exemption rule as described above applies. With regard to corporate partners, special regulations apply if they are held as trading portfolio assets by credit institutions, financial service institutions or financial enterprises within the meaning of the German Banking Act or life insurance companies, health insurance companies or pension funds, as described above.

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•	If the partner is a sole proprietor (individual), the capital gains are subject to the partial income rule (see above “Sole Proprietors”).

In addition, if the partnership is liable to German trade tax, 60% of the capital gains are subject to trade tax at the level of the partnership, to the extent the partners are individuals, and 5% of the capital gains are subject to trade tax, to the extent the partners are corporations. However, if a partner is a private individual, the trade tax paid at the level of the partnership is credited against the partner’s personal income tax liability at up to 4.0 times of the trade tax measurement amount (Gewerbesteuer-Messbetrag) depending on the applicable municipal trade tax levy rate and the personal tax situation.

Taxation of Capital Gains Realized by Shareholders Tax Resident Outside of Germany

Capital gains realized on the disposal of the ordinary shares by a shareholder tax resident outside of Germany are subject to German taxation provided that (i) the company’s ordinary shares are held as business assets of a permanent establishment or as business assets for which a permanent representative has been appointed in Germany, or (ii) the shareholder or, in case of a gratuitous transfer, its legal predecessor has held, directly or indirectly at least 1% of the company’s shares capital at any time during a five-year period prior to the disposal. In these cases, capital gains are generally subject to the same rules as described above for shareholders resident in Germany. However, except for the cases referred to in (i) above, most double tax treaties concluded by Germany provide for a full exemption from German taxation except that the company is considered a real estate holding entity for treaty purposes. Further, the participation exemption applies in full resulting in a tax exemption of 100% (i.e., no deemed non-tax-deductible business expenses).

Inheritance and Gift Tax

The transfer of Immatics’ ordinary shares to another person by way of succession or donation is subject to German inheritance and gift tax (Erbschaft- und Schenkungsteuer) if:

(i)	the decedent, the donor, the heir, the donee or any other beneficiary has his/her/its residence, domicile, registered office or place of management in Germany at the time of the transfer, or is a German citizen who has not stayed abroad for more than five consecutive years without having a residence in Germany; or

(ii)	(irrespective of the personal circumstances) the ordinary shares are held by the decedent or donor as business assets for which a permanent establishment in Germany is maintained or a permanent representative is appointed in Germany; or

(iii)	(irrespective of the personal circumstances) at least 10% of the ordinary shares are held directly or indirectly by the decedent or person making the gift, himself or together with a related party in terms of Section 1, paragraph 2, Foreign Tax Act.

Special regulations apply to qualified German citizens who maintain neither a residence nor their domicile in Germany but in a low tax jurisdiction and to former German citizens, also resulting in inheritance and gift tax. The few double tax treaties on inheritance and gift tax which Germany has entered into provide that German inheritance and gift tax is levied only in case of (i) and, with certain restrictions, in case of (ii).

Value Added Tax (VAT)

No German value added tax (Umsatzsteuer) will be payable by a shareholder in respect of any purchase, ownership and disposal of the ordinary shares except for a valid option to waive VAT exemption requiring a sale between entrepreneurs for VAT purposes.

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Transfer Taxes

No German capital transfer tax (Kapitalverkehrsteuer) or stamp duty (Stempelgebühr) or similar taxes are levied when acquiring, owning or transferring the company’s ordinary shares. Net wealth tax (Vermögensteuer) is currently not levied in Germany.

On January 22, 2013, the Council of the European Union approved the resolution of the ministers of finance from eleven EU member states (including Germany) to introduce a financial transaction tax (“FTT”) within the framework of enhanced cooperation. On February 14, 2013, the European Commission accepted the proposal for a Council Directive implementing enhanced cooperation in the area of FTT. The plan focuses on levying a financial tax of 0.1% (0.01% for derivatives) on the purchase and sale of financial instruments.

A joint statement issued by ten of the eleven participating EU Member States in October 2016 reaffirmed the intention to introduce an FTT. However, at the moment not many details are available. Thus, it is not known to what extent the elements of the European Commission’s proposal outlined in the preceding paragraph will be followed in relation to the taxation of shares. The FTT proposal remains subject to negotiation between the participating EU Member States and is subject to political discussion. It may therefore be altered prior to the implementation, the timing of which remains unclear. With the EU Council’s conclusion of COVID-19 financial support and the agreement on an FTT becomes more realistic as one of the measures to fund the EU’s response to the COVID-19 pandemic. Additional EU Member States may decide to participate. If an EU-wide FTT (see above) fails, representatives of the IfW (Institute for the World Economy) intend to advocate the introduction of a comprehensive version of the tax in Germany after the COVID-19 pandemic. Prospective holders of the ordinary shares are advised to seek their own professional advice in relation to FTT.

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SELLING SECURITYHOLDER

This prospectus relates to the possible offer and sale from time to time of up to 2,419,818 ordinary shares by the selling securityholder.

We do not know whether, when or the extent to which the selling securityholder will sell such ordinary shares. We are registering the ordinary shares in order to permit the selling securityholder to offer the shares for resale from time to time. Except for ownership of the ordinary shares and as described in the documents incorporated by reference into this prospectus, the selling securityholder has not had any material relationship with us within the past three years.

The table below lists the selling securityholder and other information regarding the beneficial ownership of ordinary shares by the selling securityholder. The second column lists the number of ordinary shares owned by the selling securityholder. The third column lists the number of ordinary shares offered by this prospectus by the selling securityholder. The fourth column lists the number of ordinary shares beneficially owned by the selling securityholder after the offering contemplated by this prospectus, assuming the sale of all ordinary shares being offered by this prospectus by the selling securityholder.

The selling securityholder may sell some, all or none of their ordinary shares. We do not know how long the selling securityholder will hold the ordinary shares before selling them, and we currently have no agreements, arrangements or understandings with the selling securityholder regarding its resale of any of the ordinary shares. See “Plan of Distribution.”

Selling Securityholder	Number of Ordinary Shares Beneficially Owned Prior to Any Sale	Number of Ordinary Shares Offered by this Prospectus	Number of Ordinary Shares Beneficially Owned Assuming Sale of All Shares Offered by this Prospectus
Bristol-Myers Squibb Company (1)	2,419,818	2,419,818	—

(1)	The address of the principal executive offices of Bristol-Myers Squibb Company is Route 206 & Province Line Road, Princeton, New Jersey 08543.

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PLAN OF DISTRIBUTION

The selling securityholder may, from time to time, sell any or all of its securities or interests in any securities covered hereby on Nasdaq or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales or dispositions may be at fixed or negotiated prices. A selling securityholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales made after the effectiveness of the registration statement of which this prospectus forms a part;

•	in transactions through broker-dealers that agree with the selling securityholder to sell a specified number of such securities at a stipulated price per security;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling securityholder may also sell securities under Rule 144 or any other exemptions from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling securityholder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling securityholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with Financial Industry Regulatory Authority (“FINRA”) Rule 2121, and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the selling securityholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling securityholder may also sell securities short after the effectiveness of the registration statement of which this prospectus forms a part and deliver these securities to close out its short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling securityholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

Any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling securityholder has informed us that, at the time of its acquisition of the ordinary shares, it

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did not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We are required to pay certain fees and expenses incurred by us incident to the registration of the securities. We have agreed to indemnify the selling securityholder against certain losses, claims, damages and liabilities, including civil liabilities under the Securities Act.

Any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus or any other exemptions from registration under the Securities Act.

Pursuant to the Securities Purchase Agreement, we agreed to keep the registration statement of which this prospectus is a part effective until the earliest of the date on which all securities included in the registration statement have been sold pursuant to the registration statement or Rule 144 under the Securities Act, are eligible to be immediately sold to the public without registration or restriction, are no longer outstanding, are no longer held by persons entitled to registration rights or July 21, 2024.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the ordinary shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling securityholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M.

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EXPENSES OF THE OFFERING

We expect that our expenses in connection with this offering will be as follows:

Expenses	Amount
SEC registration fee	$3,296
Printing expenses	10,000
Legal fees and expenses	50,000
Accounting fees and expenses	30,000
Miscellaneous costs	6,704
Total	$100,000

All amounts in the table are estimates except the SEC registration fee. We will pay fees and expenses incurred by us incident to the registration of the securities. If any shares are sold, the selling securityholder will pay any brokerage commissions and/or similar charges incurred for the sale of such securities.

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LEGAL MATTERS

The validity of the securities offered and other matters with respect to Dutch law will be passed upon for us by NautaDutilh N.V., Amsterdam, the Netherlands. Certain matters relating to U.S. federal and New York State law will be passed upon for us by Davis Polk & Wardwell LLP, New York, New York.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers GmbH Wirtschaftsprüfungsgesellschaft, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. PricewaterhouseCoopers GmbH Wirtschaftsprüfungsgesellschaft is a member of the Chamber of Public Accountants (Wirtschaftsprüferkammer), Berlin, Germany.

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ENFORCEMENT OF JUDGMENTS

We are a public company with limited liability (naamloze vennootschap) incorporated under the laws of the Netherlands and our headquarters is located in Germany. Substantially all of our assets are located outside the United States. The majority of our executive officers and directors reside outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon us or upon such persons or to enforce against them judgments obtained in U.S. courts, including judgments in actions predicated upon the civil liability provisions of the federal securities laws of the United States.

There is currently no treaty between the United States and the Netherlands for the mutual recognition and enforcement of judgments (other than arbitration awards) in civil and commercial matters. Therefore, a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, would not be enforceable in the Netherlands unless the underlying claim is relitigated before a Dutch court of competent jurisdiction. Under current practice, however, a Dutch court will generally, subject to compliance with certain procedural requirements, grant the same judgment without a review of the merits of the underlying claim if such judgment (i) is a final judgment and has been rendered by a court, which has established its jurisdiction vis-à-vis the relevant Dutch companies or Dutch company, as the case may be, on the basis of internationally accepted grounds of jurisdiction, (ii) has not been rendered in violation of principles of proper procedure (behoorlijke rechtspleging), (iii) is not contrary to the public policy of the Netherlands, and (iv) is not incompatible with (a) a prior judgment of a Dutch court rendered in a dispute between the same parties, or (b) a prior judgment of a foreign court rendered in a dispute between the same parties, concerning the same subject matter and based on the same cause of action, provided that such prior judgment is capable of being recognized in the Netherlands and except to the extent that the foreign judgment contravenes Dutch public policy (openbare orde). Dutch courts may deny the recognition and enforcement of punitive damages or other awards. Moreover, a Dutch court may reduce the amount of damages granted by a U.S. court and recognize damages only to the extent that they are necessary to compensate actual losses or damages. Enforcement and recognition of judgments of U.S. courts in the Netherlands are solely governed by the provisions of the Dutch Code of Civil Procedure. Based on the foregoing, there can be no assurance that U.S. investors will be able to enforce any judgments obtained in U.S. courts in civil and commercial matters, including judgments under the U.S. federal securities laws.

The United States and Germany currently do not have a treaty providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters. Consequently, a final judgment for payment or declaratory judgments given by a court in the United States, whether or not predicated solely upon U.S. securities laws, would not automatically be recognized or enforceable in Germany. German courts may deny the recognition and enforcement of a judgment rendered by a U.S. court if they consider the U.S. court not to be competent or the decision to be in violation of German public policy principles. For example, judgments awarding punitive damages are generally not enforceable in Germany. A German court may reduce the amount of damages granted by a U.S. court and recognize damages only to the extent that they are necessary to compensate actual losses or damages. In addition, actions brought in a German court against us, our directors, our senior management and the experts named herein to enforce liabilities based on U.S. federal securities laws may be subject to certain restrictions. In particular, German courts generally do not award punitive damages. Litigation in Germany is also subject to rules of procedure that differ from the U.S. rules, including with respect to the taking and admissibility of evidence, the conduct of the proceedings and the allocation of costs. German procedural law does not provide for pre-trial discovery of documents, nor does Germany support pre-trial discovery of documents under the 1970 Hague Evidence Convention. Proceedings in Germany would have to be conducted in the German language and all documents submitted to the court would, in principle, have to be translated into German. For these reasons, it may be difficult for a U.S. investor to bring an original action in a German court predicated upon the civil liability provisions of the U.S. federal securities laws against us, our directors, our senior management and the experts named in this prospectus.

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WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act. Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. The SEC maintains an Internet site at www.sec.gov that contains reports, proxy and information statements and other information we have filed electronically with the SEC. As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

We have filed with the SEC a “shelf” registration statement (including amendments and exhibits to the registration statement) on Form F-3 under the Securities Act. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For more detail about us and the securities that may be offered by this prospectus, you may examine the registration statement on Form F-3 and the exhibits filed with it at the website provided in the previous paragraph.

We maintain a corporate website at www.immatics.com. The reference to our website is an inactive textual reference only, and information contained therein or connected thereto is not incorporated into this prospectus or the registration statement of which it forms a part.

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INFORMATION INCORPORATED BY REFERENCE

The rules of the SEC allow us to incorporate by reference information in this prospectus, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference in this prospectus is considered to be a part of this prospectus. Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. This prospectus incorporates by reference the documents listed below:

•	our Annual Report on Form 20-F for the year ended December 31, 2022;

•	our Reports on Form 6-K filed with the SEC on May 2, 2023 (other than Exhibits 99.1, 99.2 and 99.3), May 16, 2023 (only with respect to Exhibit 99.1), June 20, 2023, July 24, 2023, August 10, 2023 (other than Exhibit 99.1) and August 17, 2023 (only with respect to Exhibit 99.1); and

•	our Registration Statement on Form 8-A filed with the SEC on July 1, 2020, which incorporates by reference the description of our ordinary shares from our Registration Statement on Form F-4, and any amendment or report filed for the purpose of updating such description.

All subsequent annual reports on Form 20-F, Form 40-F or Form 10-K that we file with the SEC and all subsequent filings on Forms 10-Q and 8-K filed by us with the SEC pursuant to the Exchange Act (excluding, in each case, any information or documents deemed to be furnished and not filed with the SEC), after the date hereof and prior to the termination or expiration of the registration statement of which this prospectus forms a part, shall be incorporated by reference. We may incorporate by reference any reports on Form 6-K that we furnish to the SEC that we specifically identify in such form or in any applicable prospectus supplement as being incorporated by reference into this prospectus or such prospectus supplement (i) after the filing of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus and prior to the completion of an offering of securities under this prospectus.

You can obtain any of the filings incorporated by reference in this prospectus through us or from the SEC through the SEC’s website at www.sec.gov. Our filings with the SEC, including our Annual Reports on Form 20-F and Reports on Form 6-K and exhibits incorporated in and amendments to those reports, are also available free of charge on our website (www.immatics.com) as soon as reasonably practicable after they are filed with, or furnished to, the SEC. The reference to our website is an inactive textual reference only, and information contained therein or connected thereto is not incorporated into this prospectus or the registration statement of which it forms a part. We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all the reports or documents incorporated by reference in this prospectus at no cost, upon written or oral request to us at the following address:

Investor Relations
Immatics N.V.
c/o Immatics US, Inc.
2130 W. Holcombe Blvd., Suite 900
Houston, Texas 77030
(281) 810-7545

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IMMATICS N.V.

2,419,818 Ordinary Shares

PROSPECTUS

, 2023

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 8.   Indemnification of Directors and Officers

Under Dutch law, directors of a Dutch public company may be held jointly and severally liable to the company for damages in the event of improper performance of their duties. In addition, directors may be held liable to third parties for any actions that may give rise to a tort. This applies equally to our non-executive directors and executive directors.

Pursuant to our articles of association and unless Dutch law provides otherwise, the following will be reimbursed to actual and former non-executive directors and executive directors and other members of the executive committee:

(i)	the costs of conducting a defense against claims, also including claims by the company and its group companies, as a consequence of any acts or omissions in the fulfillment of their duties or any other duties currently or previously performed by them at our request;

(ii)	any damages or financial penalties payable by them as a result of any such acts or omissions;

(iii)	any amounts payable by them under settlement agreements entered into by them in connection with any such acts or omissions;

(iv)	the costs of appearing in other legal proceedings in which they are involved in such capacity, with the exception of proceedings primarily aimed at pursuing a claim on their own behalf; and

(v)	any taxes payable by them as a result of any reimbursements.

No indemnification shall be given to an indemnified officer or director under our articles of association where:

(i)	it has been adjudicated by a Dutch court or, in the case of arbitration, an arbitrator, in a final and conclusive decision that the act or omission may be characterized as intentional, deliberately reckless or grossly negligent conduct, unless Dutch law provides otherwise or this would, in view of the circumstances of the case, be unacceptable according to standards of reasonableness and fairness; or

(ii)	the costs or financial loss are covered by insurance and the insurer has paid out the costs or financial loss.

We have entered into an indemnification agreement with each of our directors and executive officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to directors, officers and controlling persons of the Company, the Company has been advised that, in the opinion of the U.S. Securities and Exchange Commission (the “SEC”), such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 9.   Exhibits

The exhibit index attached hereto is incorporated herein by reference.

Item 10.   Undertakings

The undersigned hereby undertakes:

II-1

(a)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(1)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(2)	to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(3)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1), (a)(2) and (a)(3) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(b)	that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(c)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(d)	to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (d) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Form F-3;

(e)	that, for the purpose of determining liability under the Securities Act to any purchaser:

(1)	each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

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(2)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(f)	that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(1)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(2)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(3)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(4)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless, in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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EXHIBIT INDEX

The following documents are filed as part of this registration statement:

Incorporation by Reference
Exhibit No.	Description	Form	File No.	Exhibit No.	Filing Date
1.1*	Form of Underwriting Agreement
4.1	Deed of Conversion of Immatics B.V. and Articles of Association of Immatics N.V.	F-1	333- 240260	3.1	July 31, 2020
4.2	Securities Purchase Agreement, dated as of July 19, 2023, between Immatics N.V. and Bristol-Myers Squibb Company
5.1	Opinion of NautaDutilh N.V., Dutch counsel of Immatics N.V.
23.1	Consent of PricewaterhouseCoopers GmbH Wirtschaftsprüfungsgesellschaft, independent registered public accounting firm
23.2	Consent of NautaDutilh N.V., Dutch counsel of Immatics N.V. (included in Exhibit 5.1)
24.1	Powers of attorney (included on signature page to the registration statement)
107	Filing fee table
*	To be filed, if necessary, by amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”) the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Tübingen, Germany on August 25, 2023.

IMMATICS N.V.

By:	/s/ Harpreet Singh
	Name:	Harpreet Singh
	Title:	Chief Executive Officer and Director

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Harpreet Singh, Arnd Christ and Edward A. Sturchio and each of them, individually, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, in connection with this registration statement, including to sign in the name and on behalf of the undersigned, this registration statement and any and all amendments thereto, including post-effective amendments and registrations filed pursuant to Rule 462 under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons on August 25, 2023 in the capacities indicated:

Name	Title

/s/ Harpreet Singh	Chief Executive Officer and Director (principal executive officer)
Harpreet Singh

/s/ Arnd Christ	Chief Financial Officer (principal financial and accounting officer)
Arnd Christ

/s/ Peter Chambré	Chairman of the Board of Directors
Peter Chambré

/s/ Michael G. Atieh	Director
Michael G. Atieh

/s/ Paul Carter	Director
Paul Carter

/s/ Eliot Forster	Director
Eliot Forster

/s/ Mathias Hothum	Director
Mathias Hothum

/s/ Heather L. Mason	Director
Heather L. Mason

/s/ Adam Stone	Director
Adam Stone

/s/ Edward A. Sturchio	Authorized Representative in the United States
Edward A. Sturchio